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                               CHOICEPOINT INC.

                          401(K) PROFIT SHARING PLAN



                            Effective July 1, 1997

                                       8
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                                CHOICEPOINT INC.

                           401(K) PROFIT SHARING PLAN

                               TABLE OF CONTENTS
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ARTICLE I
DEFINITIONS...............................................................   2

  1.1  Account............................................................   2
  1.2  Allocation Participant.............................................   2
  1.3  Applicable Compensation............................................   2
  1.4  Beneficiary........................................................   3
  1.5  Benefit Commencement Date..........................................   4
  1.6  Code...............................................................   4
  1.7  Committee..........................................................   4
  1.8  Company............................................................   4
  1.9  Company Profit-Sharing Contributions...............................   4
  1.10 Company Profit-Sharing Contributions Account.......................   4
  1.11 Controlled Group...................................................   4
  1.12 Disabled...........................................................   4
  1.13 Effective Date.....................................................   4
  1.14 Election Directive.................................................   5
  1.15 Elective Contributions.............................................   5
  1.16 Elective Contributions Account.....................................   5
  1.17 Eligibility Computation Period.....................................   5
  1.18 Eligible Employee..................................................   5
  1.19 Employee...........................................................   5
  1.20 Employer...........................................................   5
  1.21 Employment Commencement Date.......................................   6
  1.22 ERISA..............................................................   6
  1.23 Highly Compensated Employee........................................   6
  1.24 Hours of Service...................................................   7
  1.25 Leased Employee....................................................  10
  1.26 Matching Elective Contributions....................................  10
  1.27 Matching Elective Contributions Account............................  10
  1.28 Matching Voluntary Contributions...................................  10
  1.29 Matching Voluntary Contributions Account...........................  11
  1.30 Normal Retirement Age..............................................  11
  1.31 One-Year Break in Service (or Break in Service)....................  11
  1.32 One-Year Period of Severance.......................................  11
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  1.33 Participant........................................................  11
  1.34 Period of Service..................................................  11
  1.35 Period of Severance................................................  11
  1.36 Plan...............................................................  11
  1.37 Plan Administrator.................................................  11
  1.38 Plan Year..........................................................  12
  1.39 Qualified Spousal Waiver...........................................  12
  1.40 Reemployment Commencement Date.....................................  12
  1.41 Required Beginning Date............................................  12
  1.42 Rollover Contributions.............................................  12
  1.43 Rollover Contributions Account.....................................  12
  1.44 Severance from Service Date........................................  12
  1.45 Spouse.............................................................  13
  1.46 Surviving Spouse...................................................  13
  1.47 Trust..............................................................  13
  1.48 Trust Agreement....................................................  13
  1.49 Trust Fund.........................................................  13
  1.50 Trustee............................................................  14
  1.51 Voluntary Contributions............................................  14
  1.52 Voluntary Contributions Account....................................  14
  1.53 Year of Eligibility Service........................................  14

ARTICLE II
ELIGIBILITY FOR PARTICIPATION.............................................  15

  2.1  Initial Attainment of Participation Status.........................  15
  2.2  Reemployment of Former Non-Participant Employees...................  16
  2.3  Reemployment of Former Participants................................  16
  2.4  Transfers to/from Eligible Class...................................  16

ARTICLE III
CONTRIBUTIONS AND ALLOCATIONS.............................................  18

  3.1  Employer Contributions.............................................  18
  3.2  Employee Contributions.............................................  21
  3.3  Return of Contributions............................................  23
  3.4  Prior Plan Contributions...........................................  23

ARTICLE IV
VESTING IN ACCOUNTS.......................................................  25

  4.1  Vesting of Accounts................................................  25
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ARTICLE V
ACCOUNTS AND INVESTMENTS..................................................  26

  5.1  Separate Accounts..................................................  26
  5.2  Investment of Trust Fund...........................................  26
  5.3  Trustee's Reliance.................................................  28

ARTICLE VI
VALUATION OF PARTICIPANTS' ACCOUNTS.......................................  29

ARTICLE VII
PAYMENT OF BENEFITS.......................................................  30

  7.1  Time of Payment of Benefits........................................  30
  7.2  Benefits Upon Death................................................  31
  7.3  Form of Payment of Benefits........................................  32
  7.4  Valuation of Accounts for Payments.................................  33
  7.5  Code (S)401(a)(14) Requirement.....................................  33
  7.6  Code (S)411(a)(11) Consent Requirements............................  33
  7.7  Code (S)401(k)(2)(B) Restrictions..................................  35
  7.8  Payments to Alternate Payees.......................................  35
  7.9  Withdrawals of Elective Contributions..............................  35
  7.10 Voluntary Contribution and Rollover Contribution Withdrawals.......  37
  7.11 Code (S)401(a)(31) Requirement.....................................  38

ARTICLE VIII
THE TRUST FUND AND THE TRUSTEE............................................  41

  8.1  Existence of Trust.................................................  41
  8.2  Exclusive Benefit Rule.............................................  41
  8.3  Removal or Resignation of Trustee..................................  41
  8.4  Powers of Trustee..................................................  41
  8.5  Integration of Trust Agreement.....................................  41
  8.6  Records and Accounts...............................................  42
  8.7  Annual Reports.....................................................  42

ARTICLE IX
ADMINISTRATION............................................................  43

  9.1  Allocation of Responsibility.......................................  43
  9.2  Administrative Expenses............................................  43
  9.3  Committee Powers and Duties........................................  43
  9.4  Records and Reports................................................  43
  9.5  Reporting and Disclosure...........................................  43
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  9.6  Fiduciaries and Named Fiduciaries..................................  44
  9.7  Plan Administrator.................................................  44
  9.8  Interpretation of the Plan and Findings of Facts...................  44
  9.9  Bonding, Insurance and Indemnity...................................  45
  9.10 Committee and Plan Administrator Liability.........................  46

ARTICLE X
AMENDMENT, TERMINATION, MERGER, CONSOLIDATION AND ADOPTION................  47

  10.1  Continuation of Plan..............................................  47
  10.2  Right to Amend Plan...............................................  47
  10.3  Right to Terminate Plan...........................................  47
  10.4  Merger, Consolidation, or Transfer of Assets......................  48
  10.5  Adoption of Plan by Aggregated Code (S)414 Employers..............  48

ARTICLE XI
GENERAL PROVISIONS........................................................  51

  11.1  Participant's Rights to Employment, Etc...........................  51
  11.2  No Guarantee of Interests.........................................  51
  11.3  Standard of Conduct...............................................  51
  11.4  Allocation of Duties..............................................  51
  11.5  Claims Procedure..................................................  52
  11.6  Nonalienation or Assignment; QDRO's...............................  54
  11.7  Plan Continuance Voluntary........................................  55
  11.8  Payments to Minors and Others.....................................  55
  11.9  Location of Payee; Unclaimed Benefits.............................  56
  11.10 Governing Law.....................................................  56
  11.11 Correction of Participants' Accounts..............................  56
  11.12 Action of Employer, Committee and Plan Administrator............... 56
  11.13 Employer Records..................................................  57
  11.14 Gender and Number.................................................  57
  11.15 Headings..........................................................  57
  11.16 Liability Limited.................................................  57
  11.17 Prohibited Discrimination.........................................  57
  11.18 Legal References..................................................  57
  11.19 Electronic Means of Communication.................................  57

APPENDIX I
ADDITIONAL DISCRETIONARY EMPLOYER CONTRIBUTIONS...........................  A1

  1.1  Employer Contributions.............................................  A1
  1.2  Separate Accounts..................................................  A3
  1.3  Definitions........................................................  A3
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APPENDIX II
CODE (S)402(g) LIMITATIONS AND CORRECTION OF EXCESS DEFERRALS.............  A6

  2.1  Code (S)402(g) Limitations.........................................  A6
  2.2  Identification of Excess Deferrals and Correction..................  A6
  2.3  Definitions........................................................  A7

APPENDIX III
CODE (S)(S)401(k) and (m) NONDISCRIMINATION REQUIREMENTS..................  A8

  3.1  Limitation of Elective Deferrals...................................  A8
  3.2  Limitation of Employee and Employer Matching Contributions.........  A9
  3.3  Corrections Required by Discrimination Tests....................... A10
  3.4  Multiple Use of Alternative Limitation............................. A14
  3.5  Discretionary Cutbacks to Satisfy Discrimination Tests............. A16
  3.6  Definitions........................................................ A16

APPENDIX IV
REQUIRED DISTRIBUTIONS.................................................... A19

  4.1  General Rules...................................................... A19
  4.2  Required Distribution Rule......................................... A19
  4.3  Limits on Distribution Periods..................................... A19
  4.4  Death Distribution Provisions...................................... A19
  4.5  Determination of Amount to be Distributed Each Year................ A21
  4.6  Transitional Rule.................................................. A23
  4.7  Definitions........................................................ A24

APPENDIX V
SPECIAL RULES APPLICABLE TO TOP HEAVY PLAN YEARS.......................... A27

  5.1  Top-Heavy Provisions............................................... A27
  5.2  Top-Heavy Special Definitions...................................... A28

APPENDIX VI
CODE (S)415 LIMITATIONS ON ALLOCATIONS.................................... A32

  6.1  General Rules...................................................... A32
  6.2  Adjustments for Top Heavy Plan..................................... A33
  6.3  Applicable Definitions............................................. A34
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APPENDIX VII
SPECIAL PROVISIONS FOR EMPLOYER SECURITIES................................ A39

  7.1  Limitations on TRASOP Securities................................... A39
  7.2  Form of Distribution............................................... A39
  7.3  TRASOP Securities must Remain in Plan.............................. A39
  7.4  Voting Rights...................................................... A40
  7.5  Allocation of Earnings............................................. A40
  7.6  Common Stock....................................................... A40
  7.7  ESOP Accounts...................................................... A41

EXHIBIT A................................................................. A42
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                                       vi
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                  CHOICEPOINT INC. 401(K) PROFIT SHARING PLAN

                                    PREAMBLE
                                    --------


          The ChoicePoint Inc. 401(k) Profit Sharing Plan is intended to constitute a defined contribution plan, qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended, for the exclusive benefit of Eligible Employees and their Beneficiaries. The Plan is designed to qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412, and 417 of the Code; provided, however, that notwithstanding any other provision herein to the contrary, contributions to the Plan may be made without reference to the current or accumulated net earnings or net profit of the Company. The Company intends to maintain the tax-qualified status of the Plan and Trust Fund, but makes no guarantee that it can or will continue to do so. No part of the Trust Fund is to be used for or diverted to purposes other than the Plan, and no part of the Trust Fund may revert to the Employer except as provided in the Plan. The Plan is funded through a Trust Fund intended to be tax-exempt under
Section 501(a) of the Code.

          The effective date of the Plan is July 1, 1997. The Plan was originally created by the division of the Equifax Inc. Employees 401(k) Retirement and Savings Plan as of the Effective Date, for the benefit of those employees of Equifax Inc. and its related companies who were participants in said Equifax Inc. plan and who became or remained employees of ChoicePoint Inc. or its subsidiaries as of the Effective Date. Except as may be otherwise stated herein, any amendment of the Plan shall apply only to a Participant who is credited with an Hour of Service on or after the effective date of the amendment. The rights and benefits of a Participant who is not credited with an Hour of Service on or after the effective date of the amendment shall be determined in accordance with the terms of the Plan in effect on the date of the Participant's termination of employment with the Employer.

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                                   ARTICLE I

                                  DEFINITIONS
                                  -----------


          The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

          1.1  Account shall mean a separate account which is established and
               -------
maintained for a Participant (or his Beneficiary) and to which contributions made under this Plan which are allocated to such Participant, if any, and earnings or losses thereon, if any, shall be credited. See Section 5.1 herein.

          1.2  Allocation Participant shall, for a Plan Year, mean those
               ----------------------
Participants:

                 (a) who are employed by any member of the Controlled Group as an Eligible Employee on November 30 or a later date in such Plan Year, or

                 (b) who terminated employment during such Plan Year

                    (i)   after becoming Disabled,

                    (ii)  after having attained their Normal Retirement Age, or

                    (iii) after having attained the age of 55 and having
               completed 5 Years of Eligibility Service,

               but who did not receive a distribution of their entire Account balance during such Plan Year.

          1.3  Applicable Compensation shall, with respect to an Employee for a
               -----------------------
Plan Year, mean the amount of wages, as defined in Code (S) 3401(a), and all other amounts of Compensation which are paid to an Employee and for which the Employer is required to furnish the Employee a written statement under Code
(S)(S) 6041(d), 6051(a)(3) and 6052; provided, however, that Applicable Compensation shall not include:

          . deferred compensation (either in the Plan Year with respect to which it is earned or in the Plan Year when it is paid),

          . reimbursed expenses (including without limitation travel and entertainment expenses),

          .  moving expenses,

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          .  fringe benefits (including without limitation income relating to a company car),

          . welfare benefits (including without limitation, imputed income from life insurance and severance payments),

          .  educational assistance, and,

          . except as provided in the next sentence, contributions to or amounts paid to the Employee from this Plan or any other employee benefit plan;

provided, further, that with respect to Highly Compensated Employees only, Applicable Compensation shall not include:

          . incentive payments (including without limitation any performance share plan benefits or payments),

          .  bonus payments,

          .  overtime pay and

          .  commission pay.

In addition, Applicable Compensation also includes any Elective Contributions or any other contributions made by the Employers on behalf of an Employee (but only pursuant to a deferral election) under an employee benefit plan containing a cash or deferred arrangement under Code (S) 401(k) and any amounts which would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code (S) 125. The annual Applicable Compensation of each Employee taken into account in determining contributions under the Plan for any Plan Year shall not exceed the applicable annual amount of compensation which may be taken into account under Code (S) 401(a)(17) for the Plan Year. Such applicable annual compensation limit is $160,000, as adjusted by the Secretary of the Treasury for increases in the cost of living, in accordance with applicable law.

     1.4  Beneficiary shall mean any person or persons, including a trust for
          -----------
the benefit of individuals, last designated in writing by a Participant pursuant to the provisions and conditions of Section 7.2(b), who is or may become entitled to a benefit hereunder. If, at any time, no Beneficiary has been validly designated by the Participant, or the Beneficiary validly designated by the Participant is no longer living or no longer exists, whichever is applicable, then the Participant's Beneficiary shall be deemed to be the person or persons (by right of representation) in the first of the following classes of beneficiaries with one or more members of such class surviving or in existence as of the Participant's death, and in the absence thereof, the Participant's estate:

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          (a) the Participant's Surviving Spouse; or

          (b) the Participant's lineal descendants, per stirpes.
                                                    --- -------

          1.5  Benefit Commencement Date means, with respect to a payee, the
               -------------------------
first day on which all events have occurred which entitle the payee to such payee's benefit, in accordance with Treas. Reg. (S)1.401(a)-20(Q&A-10)(b)(1), Code (S)417(f)(2) and Notice 93-26, and determined pursuant to the provisions of
Article VII of this Plan.

          1.6  Code shall mean the Internal Revenue Code of 1986, as the same
               ----
may be amended from time to time.

          1.7  Committee shall mean the ChoicePoint Inc. Group Benefit
               ---------
Committee.

          1.8  Company shall mean ChoicePoint Inc., its successors and assigns,
               -------
and any other corporation, partnership or sole proprietorship into which the Company may be merged or consolidated or to which all or substantially all of its assets may be transferred unless such organization indicates in writing delivered to the Trustee that it does not approve of such automatic succession.

          1.9  Company Profit-Sharing Contributions shall mean Employer
               ------------------------------------
contributions, if any, made to this Plan pursuant to Section 3.1(d) of this Plan, and shall be allocated pursuant to Section 3.1(d)(ii) hereof.

          1.10  Company Profit-Sharing Contributions Account shall mean the
                --------------------------------------------
Account of a Participant to which are credited any Company Profit-Sharing Contributions allocated to the Participant each Plan Year under Section 3.1(d) of this Plan.

          1.11  Controlled Group shall mean the Company and any other entity
                ----------------
which is required to be aggregated with the Company pursuant to Code
(S)(S)414(b), (c), (m) or (o).

          1.12  Disabled shall mean, when used to describe a Participant, a
                --------
Participant who (i) is determined to be disabled either under the provisions of the Federal Social Security Act or under the provisions of the group long term disability insurance plan of the Company or (ii) is determined by the Committee or the Plan Administrator to have any medically determinable physical or mental impairment that can be expected to continue for a long, indefinite period or to result in death and which causes the Participant to be unable to engage in the Participant's occupation or any other gainful occupation for which the Participant is qualified by reason of education, training or experience.

          1.13  Effective Date shall mean July 1, 1997.
                --------------

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          1.14  Election Directive shall mean the means allowed by the Plan
                ------------------
Administrator by which a Participant may elect to make Voluntary Contributions or to have the Employer make Elective Contributions on behalf of such Participant.

          1.15  Elective Contributions shall mean Employer contributions that
                ----------------------
were subject to a cash or deferred election under which a Participant could elect to have the Employer either contribute an amount to this Plan or provide such amount to the Participant in cash or in the form of some other taxable benefit.

          1.16  Elective Contributions Account shall mean the Account of a
                ------------------------------
Participant to which are credited any Elective Contributions allocated to the Participant each Plan Year. A Participant's Elective Contributions Account shall be a Nonforfeitable Account.

          1.17  Eligibility Computation Period shall mean, for purposes of
                ------------------------------
determining Years of Eligibility Service and One-Year Breaks in Service for eligibility, the following:

          (a) The initial Eligibility Computation Period is the 12-consecutive-month period beginning on the Employee's Employment Commencement Date.

          (b) Succeeding 12-consecutive-month periods commencing with each anniversary of the Employee's Employment Commencement Date shall constitute subsequent Eligibility Computation Periods for the Employee.

          (c) In the case of a reemployed Employee, the Eligibility Computation Periods of such Employee after the Employee's date of reemployment shall commence on either his original date of hire or his reemployment date, as applicable, determined in accordance with DOL Reg. (S)2530.200b-4(b).

          1.18  Eligible Employee shall mean an Employee (i) who is employed by
                -----------------
an Employer, and (ii) who is eligible to participate in this Plan and to become a Participant for all or a portion of a Plan Year pursuant to Article II of this Plan. (Employees described in subsections (d) through (f) of Section 2.1 shall not be Eligible Employees while such description is applicable.) See also
Section 3.6(j) of Appendix III.

          1.19  Employee shall mean a person who performs services for a member
                --------
of the Controlled Group and who is a common law employee of such Controlled Group member. The term Employee shall (i) also include any Leased Employee of a Controlled Group member but shall (ii) exclude any individual who provides services to the Controlled Group member pursuant to a contractual arrangement with that individual or with another entity, but who is not deemed to constitute a Leased Employee.

          1.20  Employer shall mean the Company and each member of the
                --------
Controlled Group which has adopted this Plan pursuant to Section 10.5 herein. See also Section 6.3(f) of Appendix VI.

          1.21  Employment Commencement Date shall mean the date on which an
                ----------------------------
Employee first performs an Hour of Service (as defined in subsection (a) of Section 1.24) for any member of the Controlled Group, and, for Employees as of the Effective Date, for Equifax Inc. or any member of its controlled group (as defined in Section 1.11 above but substituting "Equifax Inc." for "the Company"), hereinafter referred to as the "Equifax Controlled Group".

          1.22  ERISA shall mean the Employee Retirement Income Security Act of
                -----
1974, as the same may be amended from time to time.

          1.23  Highly Compensated Employee shall mean the following:
                ---------------------------

          (a) An individual shall be a Highly Compensated Employee, with respect to a Plan Year, if the individual is described under either or both subsection (b) or subsection (c) below. (The italicized words and phrases have the meanings assigned to them in this Section.)

          (b) An individual is described under this subsection (b) if the individual is performing services during the determination period for the Controlled Group or the Equifax Controlled Group as to calendar year 1996, and: (1) the individual received compensation from the Controlled Group or the Equifax Controlled Group as to the calendar year 1996, during the look-back year in excess of $80,000 and was a member of the top-paid group for that year; or (2) the individual was a 5-percent owner at any time during either or both the look-back year or the determination period.

          (c) An individual is described under this subsection (c) if the individual was, at one time, an Employee of the Controlled Group or the Equifax Controlled Group as to calendar year 1996 and the individual separated from service (or was deemed to have separated from service pursuant to Treas. Reg. (S)1.414(q)-1T(Q&A-5)) from the Controlled Group or the Equifax Controlled Group as to calendar year 1996 prior to the determination period, such individual performs no service for the Controlled Group during the determination period, and such individual is a "highly compensated employee" (as defined in Code (S) 414(q)) for either the determination period during which the individual separated from service with the Controlled Group or the Equifax Controlled Group as to calendar year 1996 or any determination period ending on or after the individual's 55th birthday.

          (d) For purposes of this Section, the applicable dollar amount specified in clause (1) of subsection (b) shall be the applicable dollar amounts prescribed in Code (S)414(q)(1)(B) and shall be adjusted pursuant to the last sentence of Code (S)414(q)(1).

          (e) For purposes of this Section the term determination period shall mean the respective Plan Year specified in subsection (a) above, and the term look-back year shall mean the 12-month period immediately preceding the determination period.

          (f) In determining who is a Highly Compensated Employee, the following definitions shall apply:

               (i) Top-paid group shall mean the top 20% of Employees of the
                   --------------
          Controlled Group or the Equifax Controlled Group as to calendar year 1996 ranked on the basis of compensation received during the determination period or look-back year, as applicable. For purposes of determining the number of Employees in the top-paid group, Employees described in Treas. Reg. (S)1.414(q)-1T(Q&A-9)(b) are excluded.

               (ii) 5-percent owner shall mean a 5-percent owner determined
                    ---------------
          pursuant to Treas. Reg. (S)1.416-1(T-17) and (T-18). If an individual is a 5-percent owner at any time during a determination period or look-back year, the individual shall be considered a 5-percent owner for such period or year.

               (iii)  Compensation shall mean compensation as defined in Section
                      ------------
          6.3(b) of Appendix VI herein, except that compensation shall include any amount which is contributed by any member of the Controlled Group or the Equifax Controlled Group as to calendar year 1996 pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code (S)(S)125, 402(e)(3) or 403(b).

          (g) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the Employees in the top-paid group, and the compensation that is considered, will be made in accordance with Code (S)414(q) and the regulations thereunder.

          1.24  Hours of Service shall mean those hours calculated in accordance
                ----------------
with the following provisions:

          (a) An Employee shall receive credit for an Hour of Service for each hour for which he is paid or entitled to payment by the Employer or, prior to the Effective Date, by any member of the Equifax Controlled Group, for the performance of duties, according to the further provisions of this Section.

          (b) An Employee shall also receive credit for an Hour of Service for each hour for which he is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including short-term disability or a period during which a Participant is Disabled), layoff, jury duty or military duty; provided, however, that:

               (i) No more than 501 Hours of Service shall be credited because of this subsection (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not said period occurs in a single computation period);

               (ii) An hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which no duties are performed shall not be credited to an Employee if said payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws; and

               (iii) Hours of Service shall not be credited for a payment which reimburses an Employee solely for medical or medically related expenses incurred by the Employee.

     For purposes of subsection (b), a payment shall be deemed to be made by or due from the Employer regardless of whether said payment is made by or due from the Employer directly or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

          (c) An Employee shall also receive credit for an Hour of Service for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer provided that no Hour of Service shall be credited pursuant both to this subsection (c) and subsections (a) or (b) above. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (b) above shall be subject to the limitations set forth in that subsection.

          (d) In addition to the Service for which an Hour of Service must be credited pursuant to subsections (a), (b) and (c) above, an Employee shall receive credit for an Hour of Service for:

               (i) Each hour, whether or not said Employee is paid therefor, during which he would otherwise perform an Hour of Service, except for the fact that he is Disabled or on short-term disability pursuant to the Company's Short-Term Disability Plan, or on an approved leave of absence in accordance with established Company policy; provided, however, that the number of hours credited with respect to any period of leave of absence shall not exceed the number that would be credited with respect to a one-year period of service. If he does not return to work on or before the end of his leave, service will be deemed to have terminated as of the beginning of his leave;

               (ii) Each hour for which an Employee performs no duties due to absence during any military service and without regard to the 501-hour maximum described above, so long as such hours are required to be taken into account under the Selective Service and Training Act of 1940, as amended, the Military Selective Service Act of 1967, as amended, and/or the Vietnam Era Veteran's Readjustment Act of 1974, as amended, or other applicable federal law.

          (e) Each Employee for whom the records of actual Hours of Service are not maintained shall be credited with 190 Hours of Service for each month for which said Employee would be required to be credited with at least one Hour of Service, in accordance with this Section and applicable regulations promulgated by the Department of Labor.

          (f) In determining and crediting to computation periods the number of Hours of Service to be credited to an Employee, the provisions of DOL Reg.
     (S)(S)2530.200b-2(b) and 2(c) are incorporated herein by reference.

          (g) If an Employee is absent from service with the Employer as a result of a maternity/paternity absence, then, the Employee will be credited with Hours of Service under either subsection (d)(i) or this subsection (g), whichever results in the crediting of the greater number of Hours of Service. Under this subsection (g), the Employee will be credited with up to 501 Hours of Service with respect to the period of maternity/paternity absence solely for the purposes of determining whether the Employee incurs a One Year Break in Service for purposes of eligibility to participate. Such 501 Hours of Service shall be credited at the rate at which the Employee would have otherwise accrued Hours of Service but for the maternity/paternity absence, provided that, if the Plan Administrator is unable to determine the Hours of Service that would have otherwise been credited, such Hours of Service shall be credited at the rate of eight hours for each day of the maternity/paternity absence. Such 501 Hours of Service shall be credited only in the Eligibility Computation Period, in which the Employee's maternity/paternity absence commences if the Employee would have incurred a One Year Break in Service, but for the crediting of the additional Hours of Service. If such Hours of Service (not in excess of 501) are not credited to the Eligibility Computation Period, in which the maternity/paternity absence commences pursuant to the immediately preceding sentence, such Hours of Service shall be credited to the next Eligibility Computation Period commencing after the maternity/paternity absence commences. For purposes of this subsection, the term "maternity/paternity absence" means an absence from service with the Employer by an Employee if the absence is caused:

               (i)   By reason of the pregnancy of the Employee;

               (ii)  By reason of the birth of a child of the Employee;

               (iii) By reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

               (iv) For purposes of caring for such child for a period beginning immediately following such birth or placement.

          (h) For purposes of this Section, employment with other members of the Controlled Group shall be considered employment with the Employer. In addition, in the case of a Leased Employee of any member of the Controlled Group, service with such member shall be considered employment with the Employer. In addition, employment with the Equifax Controlled Group prior to the Effective Date shall be considered employment with an Employer for purposes of Sections 1.31 and 1.53.

          1.25  Leased Employee.
                ---------------

          (a) Leased Employee shall mean any person (other than a common law employee of a member of the Controlled Group) who pursuant to an agreement between a member of the Controlled Group and any other person ("leasing organization") has performed services for a member of the Controlled Group (or for a member of the Controlled Group and related persons determined in accordance with Code (S)414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control of the member of the Controlled Group. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for a member of the Controlled Group shall be treated as provided by a member of the Controlled Group.

          (b) A Leased Employee shall not, however, be considered an Employee of a member of the Controlled Group if: (i) such Employee is covered by a money purchase pension plan of his legal employer providing: (1) a nonintegrated employer contribution rate of at least 10% of compensation (as defined in Section 7.3(b) of Appendix VII, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code (S)(S)125, 402(e)(3), 402(h) or 403(b)), (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20% of the Controlled Group's nonhighly compensated workforce. For purposes of this subsection
     (b), the term "nonhighly compensated workforce" means the total number of individuals (other than Highly Compensated Employees) who are either Employees of a member of the Controlled Group or Leased Employees of a member of the Controlled Group.

          1.26  Matching Elective Contributions shall mean Employer
                -------------------------------
contributions which are allocated to Allocation Participants based upon their Elective Contribution elections.

          1.27  Matching Elective Contributions Account shall mean the Account
                ---------------------------------------
of a Participant to which are credited any Matching Elective Contributions allocated to the Participant.

          1.28  Matching Voluntary Contributions shall mean Employer
                --------------------------------
contributions which are allocated to Allocation Participants based upon their Voluntary Contribution elections.

          1.29  Matching Voluntary Contributions Account shall mean the Account
                ----------------------------------------
of a Participant to which are credited any Matching Voluntary Contributions allocated to the Participant.

          1.30  Normal Retirement Age shall mean age 62.
                ---------------------

          1.31  One-Year Break in Service (or Break in Service) shall mean an
                -------------------------     ----------------
Eligibility Computation Period during which the Employee does not complete more than 500 Hours of Service with the Employer.

          1.32  One-Year Period of Severance shall mean a 12-consecutive-month
                ----------------------------
period beginning on an Employee's Severance from Service Date or an anniversary of that date and ending one year after the beginning date, during which the Employee does not perform an Hour of Service for the Employer.

          1.33  Participant shall mean an Eligible Employee who has met the
                -----------
requirements of Article II for participation in this Plan and who is potentially eligible to receive a benefit of any type from this Plan or whose Beneficiaries are potentially eligible to receive a benefit of any type from this Plan, or a former Employee who retains any Account balance in this Plan. An Employee who has made a Rollover contribution to this Plan shall also be considered a Participant, although such an Employee shall not be considered a Participant for purposes of receiving any allocations under any provision of this Plan, until otherwise eligible pursuant to Article II, and shall only be considered a Participant to the extent of such Rollover Contribution.

          1.34  Period of Service shall mean a period of service commencing on
                -----------------
the Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the Employee's Severance from Service Date.

          1.35  Period of Severance shall mean the period of time commencing on
                -------------------
an Employee's Severance from Service Date and ending on the date on which the Employee again performs an Hour of Service (as defined in subsection (a) of Section 1.24) for any member of the Controlled Group.

          1.36  Plan shall mean the ChoicePoint Inc. 401(k) Profit Sharing Plan,
                ----
and all amendments to such plan made from time to time. This Plan is intended to be a profit sharing plan within the meaning of Code (S)401(a) and Treas. Reg.
(S)1.401-1 under which contributions shall be made without regard to current or accumulated profits as permitted by Code (S)401(a)(27)(A). This Plan is intended to contain a qualified cash or deferred arrangement within the meaning of Code
(S)401(k).

          1.37  Plan Administrator shall mean the person or persons appointed by
                ------------------
the Committee to administer the Plan pursuant to Article IX herein, who shall initially be the Chief Financial Officer of the Company and the Vice President of the Company with responsibility for compensation and benefits, each of whom may independently exercise the authority of the Plan

Administrator. If no such appointment is effective at any time, the Committee shall be the Plan Administrator.

          1.38  Plan Year shall mean the 12-consecutive-month period for keeping
                ---------
the books and records of the Plan, which shall be the calendar year, commencing on January 1 and ending on December 31. The initial Plan Year of the Plan shall be the period beginning on the Effective Date and ending on December 31, 1997.

          1.39  Qualified Spousal Waiver shall mean a Participant's written
                ------------------------
election, delivered to the Plan Administrator, signed by the Participant's Spouse, and witnessed by a notary public or an authorized Plan representative, which consents to the payment of all or a specified part of the Participant's benefit to a named Beneficiary other than the Participant's Spouse. Such election may not be changed without Spousal consent (unless the consent expressly permits designations by the Participant without further consent of the Spouse). A Participant (but not the Participant's Spouse) may, however, revoke a Qualified Spousal Waiver at any time prior to his Benefit Commencement Date by way of a written signed statement to the Plan Administrator and a Qualified Spousal Waiver shall not be effective at any time following delivery of such a revocation to the Plan Administrator provided that such revocation is received by the Plan Administrator prior to the Participant's Benefit Commencement Date. If a Participant revokes a Qualified Spousal Waiver, the Participant's benefits shall be payable under the terms and provisions of this Plan as if no Qualified Spousal Waiver had ever been in existence.

          1.40  Reemployment Commencement Date shall mean the first date
                ------------------------------
following a Period of Severance on which an Employee performs an Hour of Service (as defined in subsection (a) of Section 1.24) for any member of the Controlled Group.

          1.41  Required Beginning Date shall, with respect to an individual,
                -----------------------
mean April 1 of the calendar year following the later of the calendar year in which the individual attains age 70 1/2 or the calendar year in which the employee retires; provided, however, that, in the case of a Participant who is a 5-percent owner with respect to the Plan Year ending in the calendar year in which the individual attains age 70 1/2, the Required Beginning Date shall mean April 1 of the calendar year following the calendar year in which the individual attains age 70 1/2.

          1.42  Rollover Contributions shall mean cash contributions, if any,
                ----------------------
made by an Eligible Employee to the Plan which are described in Code (S)(S) 402(c)(4), 403(a)(4) or 408(d)(3).

          1.43  Rollover Contributions Account shall mean the Account of a
                ------------------------------
Participant to which are credited the Rollover Contributions made by the Participant in a given Plan Year.

          1.44  Severance from Service Date shall mean the earlier to occur of:
                ---------------------------

          (a) the date on which an Employee quits, retires, is discharged or dies, or

          (b) the first anniversary of the first day of a period of absence from service in the case of an Employee:

               (i) who remains absent from service (with or without pay) with all members of the Controlled Group for any reason other than quitting, retirement, discharge or death (e.g., vacation, holiday, sickness, disability, leave of absence or layoff), and

               (ii) who later returns to work as a full-time Employee.

The Severance from Service Date of an Employee who is absent from service beyond the first anniversary of the first day of absence from work for maternity or paternity reasons is the second anniversary of the first day of such absence, and in such a case the period between the first and second anniversaries of the first day of absence from work is neither a Period of Service nor a Period of Severance. For purposes of this Section, an absence from work for maternity or paternity reasons means an absence:

          (i)   by reason of the pregnancy of the Employee,

          (ii)  by reason of a birth of a child of the Employee,

          (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or

          (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

          1.45  Spouse shall mean the spouse of a Participant who was married to
                ------
that Participant in a civil or religious ceremony recognized under the laws of the state where the marriage was contracted and whose marriage continued until the earlier of the Participant's Benefit Commencement Date or the Participant's date of death.

          1.46  Surviving Spouse shall mean the surviving Spouse of a deceased
                ----------------
Participant. To the extent required by a qualified domestic relations order, an alternate payee under such order shall be treated as the Surviving Spouse of a deceased Participant. See Section 11.6 herein.

          1.47  Trust shall mean the trust accompanying the Plan hereby created.
                -----

          1.48  Trust Agreement shall mean the agreement between the Trustee and
                ---------------
the Company creating the Trust accompanying the Plan.

          1.49  Trust Fund shall mean the assets of the Trust held by the
                ----------
Trustee pursuant to the provisions of the Trust Agreement and the Plan.

          1.50  Trustee shall mean the entity, person or persons who have
                -------
entered into the Trust Agreement with the Company to act as trustee(s) of the assets of the Plan.

          1.51  Voluntary Contributions shall mean voluntary after-tax
                -----------------------
Participant contributions made to this Plan.

          1.52  Voluntary Contributions Account shall mean the Account of a
                -------------------------------
Participant to which are credited the Participant's Voluntary Contributions.

          1.53  Year of Eligibility Service.
                ---------------------------

          (a) A Year of Eligibility Service shall mean an Eligibility Computation Period during which the Employer is credited with at least 1,000 Hours of Service.

          (b) For purposes of this Section, an Employee who renders service as a common law employee of another member of the Controlled Group which is not an Employer shall be credited with Hours of Service for those hours that would be credited under the principles of Section 1.24 if the other Controlled Group member was an Employer. In addition, in the case of a Leased Employee of any employing person or entity described in the preceding sentence, employment with such employer shall be considered employment with the Employer.

          (c) For purposes of this Section, in any case in which the Employer maintains a plan of a predecessor employer, service for such predecessor shall be treated as service for the Employer in accordance with Code
     (S)414(a) with respect to said Plan.

          (d) Prior Service.  An Employee on the Effective Date shall receive
              -------------
     credit for that number of Years of Eligibility Service (as defined in Section 1.53 of the Equifax Inc. Employees 401(k) Retirement and Savings Plan ("Equifax Plan")) credited to the Employee under the Equifax Plan as of the day prior to the Effective Date.

                                   ARTICLE II

                         ELIGIBILITY FOR PARTICIPATION
                         -----------------------------


          2.1  Initial Attainment of Participation Status.
               ------------------------------------------

          (a) Employees as of Effective Date.  Subject to the special rules of
              ------------------------------
     Sections 2.2 through 2.5 below, all Employees who are Eligible Employees as of the Effective Date, and who were Participants in the Equifax Inc. Employees 401(k) Retirement and Savings Plan immediately prior to the Effective Date shall participate hereunder as of the Effective Date under the terms and conditions set forth herein. Subject to the special rules of Sections 2.2 through 2.5 below, all Employees who are Eligible Employees as of the Effective Date, and who have satisfied the eligibility requirements under subsection (c) below as of the Effective Date, shall become Participants hereunder as of the Effective Date. All other Employees may become Participants hereunder in accordance with subsection (b) below.

          (b) Employees after Effective Date.  Subject to the special rules of
              ------------------------------
     Sections 2.2 through 2.5 below, all Employees who are Eligible Employees, and who are not Participants on the Effective Date, shall become Participants hereunder as of the beginning of the first payroll period beginning after the date on which the Employee satisfies the eligibility requirements set forth in subsection (c) below (or as soon as practicable after said date but in no event later than 6 months after such date), provided such Employee is still in the service of an Employer as an Eligible Employee on such date.

          (c) Eligibility Requirements.  For purposes of this Plan, the
              ------------------------
     eligibility requirements for participation in this Plan shall be as follows:

               (i) An Employee must complete an Eligibility Computation Period during which the Employee receives credit for one Year of Eligibility Service.

               (ii) An Employee must attain age 21.

          (d) Leased Employees Excluded.  Leased Employees shall not be Eligible
              -------------------------
     Employees and shall not be eligible to participate in this Plan while they remain Leased Employees notwithstanding any provision of this Plan to the contrary.

          (e) Nonresident Aliens.  Employees who are nonresident aliens and who
              ------------------
     receive no earned income (within the meaning of Code (S)911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code (S)861(a)(3)) shall not be Eligible Employees and shall not be eligible to participate in this Plan while they remain such notwithstanding any provision of this Plan to the contrary.

          (f)  Non-Salaried Employees.  Employees who are not classified on the
               ----------------------
     records of the Employer as "salaried employees" and who are not in fact paid on a salaried basis shall not be Eligible Employees and shall not be eligible to participate in this Plan while they remain such notwithstanding any provision of this Plan to the contrary.

          2.2  Reemployment of Former Non-Participant Employees.  If an Employee
               ------------------------------------------------
terminates employment with the Controlled Group before becoming a Participant and is reemployed by a Controlled Group member before incurring the number of consecutive One-Year Periods of Severance specified in the next sentence, he shall, upon being rehired by a member of the Controlled Group as an Employee, receive credit for purposes of Years of Eligibility Service for all service prior to his termination of employment, and may become a Participant in accordance with Section 2.1 above, except that if the date such Employee would become a Participant occurs during the Employee's absence from service such Employee shall become a Participant as soon as administratively practicable after becoming an Eligible Employee. An Employee who terminates employment before becoming a Participant, and who is reemployed by a Controlled Group member after incurring 5 consecutive One-Year Periods of Severance, shall be treated as a new Employee for purposes of the Plan and his service completed prior to such One-Year Periods of Severance shall be disregarded for purposes of determining when he will become a Participant after his reemployment. The aggregate number of Eligibility Computation Periods before such One-Year Periods of Severance shall not include any Eligibility Computation Periods with respect to which service of the Employee is disregarded under this Section by reason of his prior One-Year Periods of Severance.

          2.3  Reemployment of Former Participants.  Any former Participant who
               -----------------------------------
terminated employment with the Controlled Group shall become a Participant hereunder as soon as administratively practicable after becoming an Eligible Employee.

          2.4  Transfers to/from Eligible Class.
               --------------------------------

          (a) Exclusion After Participation.  A Participant who ceases to be an
              -----------------------------
     Eligible Employee, but who has not ceased to be an Employee, shall not, except as otherwise specifically provided in this Plan, share in any contributions under Section 3.1 of this Plan, and shall not be entitled to make any contributions under Section 3.2 of this Plan from the date of such ineligibility, until such Participant again becomes an Eligible Employee. However, such Participant's rights with respect to his existing Account balance shall be preserved, he shall continue to earn Years of Eligibility Service, his Period of Service shall continue to increase, and he shall be entitled to receive distributions in accordance with Article VII.

          (b) Participation After Exclusion.  An Employee who has not been an
              -----------------------------
     Eligible Employee but who becomes an Eligible Employee may become a Participant hereunder as of the later of (i) the date on which the Employee becomes an Eligible Employee, or (ii) as soon as administratively possible following the date on which the Employee satisfies the eligibility requirements set forth in Section 2.1(c) (but in no event later than

     6 months after such date), if the Employee is an Eligible Employee as of such date, and if not, the date the Employee would have become a Participant hereunder under Sections 2.2 or 2.3 above, as applicable.

                                  ARTICLE III

                         CONTRIBUTIONS AND ALLOCATIONS
                         -----------------------------


          3.1  Employer Contributions. The Employer shall make contributions to
               ----------------------
the Plan (all of which are hereby expressly conditioned on their deductibility under Code (S)404) by making cash payments (or payments of property acceptable to the Trustee if such payments (i) are purely voluntary, (ii) do not relieve the Employer of an obligation to make contributions to this Plan, and (iii) do not constitute prohibited exchanges under ERISA (S)406(a)(1)(A) or if such payments are described in ERISA (S) 408(e)) to the Trustee in one or more of the following methods:

          (a)  Elective Contributions.
               ----------------------

               (i) Amount.  For each Plan Year the Employers shall make Elective
                   ------
          Contributions to this Plan in an amount equal to the aggregate Elective Contributions specified by Participants pursuant to their Election Directives, subject to the limitations and restrictions of paragraph (v) below.

               (ii) Allocation.  Elective Contributions specified by a
                    ----------
          Participant pursuant to his Election Directive shall, subject to the limitations and restrictions of paragraph (v) below, be allocated to such Participant's Elective Contributions Account. The Participant's salary or wages from the Employer shall be reduced accordingly.

              (iii) Basic and Supplemental Elective Contributions.
                    ---------------------------------------------

                         (A) Basic Elective Contributions.  Any Participant may
                             ----------------------------
                    specify an amount of Basic Elective Contributions which shall not exceed 6% of such Participant's Applicable Compensation received during such Plan Year; provided, however, that in the case of a Participant who chooses to make Voluntary Contributions under Section 3.2(a), the sum of the Basic Elective Contributions and the Basic Voluntary Contributions shall not exceed 6% of such Participant's Applicable Compensation received during the Plan Year.

                         (B) Supplemental Elective Contributions.  Any
                             -----------------------------------
                    Participant who is not a Highly Compensated Employee for any Plan Year and who has elected the maximum amount of Basic Elective Contributions under subparagraph (A) above, may elect to specify an amount of Supplemental Elective Contributions which shall not exceed 10% of such Participant's Applicable Compensation received during such Plan Year; provided, however, that in the case of a Participant who chooses to make Voluntary Contributions under Section 3.2(a), the sum of the Supplemental Elective Contributions and Supplemental Voluntary Contributions shall not exceed 10% of such Participant's Applicable Compensation received during the Plan Year.

               (iv) Procedure for Making Elections.  The Plan Administrator
                    ------------------------------
          shall have complete discretion to adopt and revise procedures to be followed in making Elective Contribution elections. Such procedures may include, but are not limited to, the manner in which Election Directives may be made, and the deadline for making Election Directives and for requesting a modification or revision of an Elective Contribution election; provided, however, that no election may be made to defer as an Elective Contribution any amount of Compensation that has already been paid to a Participant. Any procedures adopted by the Plan Administrator shall be communicated to Participants.

               (v) Other Limitations Concerning Elective Contributions.  In
                   ---------------------------------------------------
          addition to the other conditions and limitations set forth in this Plan, Elective Contributions which may, for a Plan Year, be otherwise made by a Participant and allocated to his Account shall not be permitted, in the case of each Highly Compensated Participant, if they would cause the Plan to fail the nondiscrimination requirements specified in Appendix III for such Plan Year, and, in the case of each Participant, if they would cause the Plan to fail to satisfy the limitations of Appendices II or VI for such Plan Year. The Plan Administrator shall have complete discretion to limit Elective Contributions, consistent with applicable law, so that the requirements and limitations specified in Appendices II, III and VI will be met.

          (b) Matching Elective Contributions.
              -------------------------------

               (i) Amount.  For each Plan Year, the Employer shall make Matching
                   ------
          Elective Contributions to this Plan in an amount equal to the aggregate of the amounts to be allocated to Participants under paragraph (ii) below.

               (ii) Allocation.  Matching Elective Contributions shall be
                    ----------
          allocated as of the date contributed, so that the amount allocated shall equal that percentage, described in the relevant exhibit hereto for the Employer in question, of the Participant's Basic Elective Contributions (to the extent that such contributions do not exceed 6% of such Participant's Applicable Compensation) received during the relevant period (excluding any Elective Contributions to the extent such Elective Contributions are withdrawn under Section 7.9 hereof during such Plan Year and excluding any Qualified Nonelective Contributions or Qualified Matching Contributions treated as Elective Contributions under Section 3.6(c) of Appendix III), subject to the limitations of Sections 3.2, 3.3, 3.4, and 3.5 of Appendix III and Appendix VI of this Plan. The stated percentage referred to in the first sentence of this subsection and any other conditions or provisions with respect to said contributions shall be set forth in Exhibit A of this Plan with respect to each Employer which elects to make Matching Elective Contributions. Exhibit A may specify different percentages for different operating divisions of an Employer.

               (iii)  Other Limitations Concerning Matching Elective
                      ----------------------------------------------
          Contributions.  In addition to the other conditions and limitations
          -------------
          set forth in this Plan, Matching Elective Contributions which are, for a Plan Year, allocated to the Matching Elective Contributions Account of a Participant who is a Highly Compensated Employee, and which cause the Plan to fail the nondiscrimination requirements specified in Appendix III for such Plan Year shall be corrected pursuant to the provisions of Appendix III. Furthermore, in the case of each Participant, no Matching Elective Contributions shall be allocated to a Participant's Matching Elective Contributions Account which would cause the Plan to fail to satisfy the limitations of Appendices II or VI.

          (c) Matching Voluntary Contributions.
              --------------------------------

               (i) Amount.  For each Plan Year, the Employer shall make Matching
                   ------
          Voluntary Contributions to this Plan in an amount equal to the aggregate of the amounts to be allocated to Participants under paragraph (ii) below.

               (ii) Allocation.  Matching Voluntary Contributions shall be
                    ----------
          allocated as of the date contributed, so that the amount allocated shall equal that percentage, described in the relevant exhibit hereto for the Employer in question, of the Participant's Basic Voluntary Contributions (to the extent that such contributions do not exceed 6% of such Participant's Applicable Compensation) received during the relevant period (excluding any Voluntary Contributions made in a lump sum pursuant to Section 3.2(a)(iv) and excluding any Voluntary Contributions that are withdrawn under Section 7.10 during the Plan
          Year), subject to the limitations of Sections 3.2, 3.3, 3.4, and 3.5 of Appendix III and Appendix VI of this Plan. The stated percentage referred to in the first sentence of this subsection and any other conditions or provisions with respect to said contributions shall be set forth in Exhibit A of this Plan with respect to each Employer which elects to make Matching Voluntary Contributions. Exhibit A may specify different percentages for different operating divisions.

               (iii)  Other Limitations Concerning Matching Voluntary
                      -----------------------------------------------
          Contributions.  In addition to the other conditions and limitations
          -------------
          set forth in this Plan, Matching Voluntary Contributions which are, for a Plan Year, allocated to the Matching Voluntary Contributions Account of a Participant who is a Highly Compensated Employee, and which cause the Plan to fail the nondiscrimination requirements specified in Appendix III for such Plan Year shall be corrected pursuant to the provisions of Appendix III. Furthermore, in the case of each Participant, no

          Matching Voluntary Contributions shall be allocated to a Participant's Matching Voluntary Contributions Account which would cause the Plan to fail to satisfy the limitations of Appendices II or VI.

          (d) Company Profit-Sharing Contributions.
              ------------------------------------

               (i) Amount.  Each Employer may, in lieu of or in addition to the
                   ------
          contributions described in subsections (a) through (c) above, elect to make contributions on another legally permissible basis to the Plan for the benefit of those Participants who are employed by said Employer. In said event, the President or other authorized officer of the Employer shall execute a document describing the special contribution formula which shall be reflected in Exhibit A to this Plan.

               (ii) Allocation.  In the event that an Employer shall elect to
                    ----------
          make contributions pursuant to subparagraph (i) of this subsection
          (d), said contributions shall be allocated to Participants' accounts as described in each case in Exhibit A, which may contain any other special provisions or definitions relevant thereto.

     In no event shall the aggregate contributions made by the Employer under this Section and Appendix I exceed the amount deductible for federal income tax purposes under Code (S)404. All allocations to be made under this Section shall be subject to the provisions of Appendix V, if applicable.

          3.2  Employee Contributions.
               ----------------------

          (a)  Voluntary Contributions.
               -----------------------

               (i) Voluntary Contribution Elections.  Each Participant may,
                   --------------------------------
          subject to the limitations and restrictions of paragraph (v) below, elect through Election Directives to make Voluntary Contributions to the Plan equal to (i) a percentage of his or her Applicable Compensation, or (ii) a fixed dollar amount of his or her Applicable Compensation, whichever method is allowed by the Plan Administrator. Such contributions, if any, shall be maintained in a separate Voluntary Contributions Account for the Participant.

               (ii) Basic and Supplemental Voluntary Contribution Percentages.
                    ---------------------------------------------------------

                         (A) Basic Voluntary Contributions.  Any Participant may
                             -----------------------------
                    make an amount of Basic Voluntary Contributions which shall not exceed 6% of such Participant's Applicable Compensation received during such Plan Year; provided, however, that in the case of a Participant who chooses to have the Employer make Elective Contributions on his behalf under Section 3.1, the sum of the Basic

                    Elective Contributions and the Basic Voluntary Contributions shall not exceed 6% of such Participant's Applicable Compensation received during the Plan Year.

                         (B) Supplemental Voluntary Contributions.  Any
                             ------------------------------------
                    Participant who is not a Highly Compensated Employee for any Plan Year and who has elected the maximum amount of Basic Voluntary Contributions under subparagraph (A) above, may elect to make an amount of Supplemental Voluntary Contributions which shall not exceed 10% of such Participant's Applicable Compensation received during such Plan Year; provided, however, that in the case of a Participant who chooses to have the Employer make Elective Contributions on his behalf under Section 3.1, the sum of the Supplemental Elective Contributions and Supplemental Voluntary Contributions shall not exceed 10% of such Participant's Applicable Compensation received during the Plan Year.

               (iii)  Procedure for Making Elections.  The Plan Administrator
                      ------------------------------
          shall have complete discretion to adopt and revise procedures to be followed in making Voluntary Contribution elections. Such procedures may include, but are not limited to, the manner in which Election Directives may be made, and the deadline for making Election Directives and for requesting a modification or revision of a Voluntary Contribution election. Any procedures adopted by the Plan Administrator shall be set forth in writing and communicated to Participants.

               (iv) Other Limitations Concerning Voluntary Contributions.  In
                    ----------------------------------------------------
          addition to the other conditions and limitations set forth in this Plan, Voluntary Contributions which may, for a Plan Year, be allocated to a Participant's Voluntary Contributions Account shall not be permitted, in the case of each Participant who is a Highly Compensated Employee, if they would cause the Plan to fail the nondiscrimination requirements specified in Appendix III for such Plan Year, and, in the case of each Participant, if they would cause the Plan to fail to satisfy the limitations of Appendices II or VI for such Plan Year.
          The Plan Administrator shall have complete discretion to limit Voluntary Contributions, consistent with applicable law, so that the requirements and limitations specified in Appendices II, III and VI will be met.


          (b) Rollover Contributions.  Each Eligible Employee or each Employee
              ----------------------
     who would be an Eligible Employee except for the requirements of Section 2.1(c), may, without regard to whether such Eligible Employee is a Participant under this Plan and subject to the consent of the Plan Administrator based on satisfying the requirements of this subsection, make one or more Rollover Contributions which shall be allocated to the

     Eligible Employee's Rollover Contribution Account if the Rollover Contribution consists solely of cash and is:

               (i) all or any portion of a distribution which is an "eligible rollover distribution" within the meaning of Code (S)402(c)(4);

               (ii)  a distribution which is described in Code (S)408(d)(3); or

               (iii) all or any portion of a distribution which is a rollover amount described in Code (S)403(a)(4).

     The Plan Administrator shall have the right to reject any Rollover Contribution which it determines in its sole judgment does not qualify under the above-referenced provisions. Any Rollover Contributions accepted by the Plan Administrator shall be promptly remitted to the Trustee to be held in a Rollover Contributions Account for the Eligible Employee's sole benefit, and shall be subject to all of the terms and provisions of this Plan.

          3.3  Return of Contributions. All contributions made to the Trustee
               -----------------------
shall be irrevocable except as follows:

          (a) Mistake of Fact.  If an Employer contribution is made by an
              ---------------
     Employer under a mistake of fact, the amount of such contribution described in subsection (c) below shall be returned to the Employer within one year after the payment of said contribution.

          (b) Deductibility Condition.  All contributions of the Employer made
              -----------------------
     to this Plan are hereby expressly conditioned on their deductibility under Code (S)404; if an Employer contribution is disallowed as a deduction under Code (S)404, the amount of the contribution described in subsection (c) below may be returned to the Employer within one year after the disallowance of the deduction.

          (c) Amount Returned.  For purposes of subsections (a) and (b) above,
              ---------------
     the amount which may be returned to the Employer is the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to such amount will not be returned to the Employer, but losses attributable thereto will reduce the amount so returned.

          3.4  Prior Plan Contributions.  The Trustee is authorized and directed
               ------------------------
to accept a direct transfer of assets to the Plan from the Trustee of the Equifax Inc. Employees 401(k) Retirement and Savings Plan on behalf of each individual who was, on the day prior to the Effective Date, a participant in the Equifax Inc. Employees 401(k) Retirement and Savings Plan and who is on the Effective Date either an active or a former employee of ChoicePoint Inc. or another participating Employer in this Plan; provided that the transfer meets the requirements of Code

(S)(S) 401(a)(12), 414(l) and 411(d)(6), and the regulations promulgated thereunder and that the transfer will result in the deferral of taxation on the amount transferred to the Plan.

                                   ARTICLE IV

                              VESTING IN ACCOUNTS
                              -------------------


          4.1  Vesting of Accounts.  All amounts allocated to a Participant's
               -------------------
Account shall at all times be and remain 100% vested and nonforfeitable, except as provided in Section 11.9.

                                   ARTICLE V

                            ACCOUNTS AND INVESTMENTS
                            ------------------------


          5.1  Separate Accounts.  The Plan Administrator shall maintain
               -----------------
separate Accounts for each Participant to reflect each such Participant's interest in the Plan attributable to each of the following:

          (a) Basic Elective Contributions, if any, under Sections 1.15 and 3.1(a)(iii)(A) of this Plan.

          (b) Matching Elective Contributions, if any, as defined in Section
     1.26 of this Plan.

          (c) Basic Voluntary Contributions, if any, under Sections 1.51 and 3.2(a)(ii)(A) of this Plan.

          (d) Matching Voluntary Contributions, if any, as defined in Section
     1.28 of this Plan.

          (e) Supplemental Voluntary Contributions, if any, under Sections 1.51 and 3.2(a)(ii)(B) of this Plan.

          (f) Company Profit-Sharing Contributions, if any, under Sections 1.9 and 3.1(d).

          (g) ESOP Accounts, under Section 7.7 of Appendix VII.

          (h) Rollover Contributions, if any, as defined in Section 1.42 of this Plan.

          (i) Supplemental Elective Contributions, if any, under Section 1.15 and 3.1(a)(iii)(B) of this Plan.

See also Section 1.2 of Appendix I.

          5.2  Investment of Trust Fund.
               ------------------------

          (a) General Rule.  The Trust Fund, and all contributions thereto made
              ------------
     under this Plan, shall be invested by the Trustee who shall have exclusive authority and discretion to manage and control the Trust Fund pursuant to the terms of the Trust Agreement, subject to any investment directions allowed under subsection (b) below, and made by the appropriate party as indicated in such subsection.

          (b)  Investment Funds.
               ----------------

               (i) Establishment of Funds.  The Trustee shall, at the written
                   ----------------------
          direction of the Plan Administrator, establish one or more funds for the investment of the assets of the Trust Fund, each of which has materially different risk and return characteristics, including without limitation an Employer Stock Fund.

               (ii)  Investment of Contributions.
                     ---------------------------

                    (A) Automatic Investment.  All amounts in a Participant's
                        --------------------
               ESOP Account, Company Profit-Sharing Contributions Account, Matching Elective Contributions Account, and Matching Voluntary Contributions Account shall automatically be invested initially in the Employer Stock Fund; provided, however, that amounts transferred to this Plan pursuant to Section 3.4 which are invested in Equifax Stock shall remain so invested, subject to Participant investment direction described in (B) below and any other applicable provisions of this Plan or the Trust.

                    (B) Investment Direction.  Each Participant, Beneficiary or
                        --------------------
               alternate payee may direct the investment of his Elective Contributions Account (consisting of Basic Elective Contributions and Supplemental Elective Contributions), Voluntary Contributions Account (consisting of Basic Voluntary Contributions, Supplemental Voluntary Contributions, and Supplemental Voluntary Lump Sum Contributions), and Rollover Contributions Account, if any, among the funds provided under paragraph (i) above. After an amount initially has been allocated to a Company Profit-Sharing Contributions Account, a Participant may also direct the investment of such an amount among the funds provided under paragraph (i) above. In addition, any Participant who has terminated service with all Employers who are members of the Controlled Group but who retains one or more Accounts in the Plan may direct the investment of those Accounts referred to in paragraph (ii)(A) above, as well as his accounts identified in the preceding sentence, among the investment choices available under the Plan. The Plan Administrator shall establish, and may alter at any time, rules, procedures and limitations which shall govern such Participant direction of investments and the timing thereof, and shall provide all necessary forms and instructions to Participants. Such rules, procedures and limitations may restrict the frequency and timing of such Participant directions. Such rules and procedures shall be communicated to Employees.

                    (C) ERISA (S) 404(c).  The provisions of this Section 5.2
                        ----------------
               shall be applied in a manner consistent with United States Department of Labor Regulations (S) 2550.404c-1 (or any future regulations of the United States

               Department of Labor of similar import) so that this Plan shall be an ERISA (S) 404(c) plan.

               (iii)  Income or Loss.  Any Account or portion thereof of a
                      --------------
          Participant which is invested under paragraph (ii) above in a certain fund shall only share in the gains or losses of such fund, and shall not share in the gains or losses of any other Trust Fund investment.

               (iv) Expenses.  Any Account or portion thereof of a Participant
                    --------
          which is invested pursuant to the Participant's directions under paragraph (ii) above may be charged for the reasonable expenses of such directed investing.

          5.3  Trustee's Reliance.  The Trustee may rely and act upon any
               ------------------
certificate, notice or direction (including notices and directions given electronically, if the Plan's administrative procedures provide for such notices or directions) of the Employer, Plan Administrator, Committee, investment manager, Participant or Beneficiary, or a person authorized to act on behalf of such person, that the Trustee reasonably believes to be genuine and to have been given by the person or persons duly authorized to give such certificate, notice or direction. The Trustee may continue to rely upon such certificate, notice or direction until otherwise notified in accordance with the provisions of the Plan and the administrative procedures under the Plan.

                                   ARTICLE VI

                      VALUATION OF PARTICIPANTS' ACCOUNTS
                      -----------------------------------


          The value of a Participant's Accounts at any time shall be equal to the aggregate value of the assets in such Accounts as they are invested as of such time, and said values shall be determined daily. The Trustee, the Plan Administrator or the Committee may adopt valuation procedures for equitably valuing investments of a Participant's Accounts, and any such procedures shall be communicated to Employees.

                                  ARTICLE VII

                              PAYMENT OF BENEFITS
                              -------------------


          7.1  Time of Payment of Benefits.  If a Participant's employment with
               ---------------------------
all members of the Controlled Group is terminated for any reason other than death, including becoming Disabled, retiring, or otherwise, the Participant shall receive or commence receiving the entire vested amount in his Plan Accounts (his "Benefit Amount") determined pursuant to the provisions of Section
7.4 in accordance with the following:

          (a)  General Rule.  Except as provided in subsections (b) through (f)
               ------------
     below, the Participant's Benefit Amount shall be paid (or distribution shall commence) in a form chosen by the Participant in accordance with
     Section 7.3 herein as soon as administratively practicable following the later of (1) the date the Participant attains his Normal Retirement Age or
     (2) the date the Participant terminates employment with all members of the Controlled Group; provided, however, that the Benefit Amount shall be paid (or distribution shall commence) no later than the Required Beginning Date.

          (b)  Later Distribution.  Notwithstanding subsection (a) above, the
               ------------------
     Participant may elect that his Benefit Amount be paid (or distribution shall commence) in a form chosen by the Participant in accordance with
     Section 7.3 as soon as administratively practicable following any later date selected by the Participant; provided, however, that the Benefit Amount shall be paid (or distribution shall commence) no later than the Required Beginning Date.

          (c)  Consent to Earlier Distribution.  Notwithstanding subsection (a)
               -------------------------------
     above, the Participant may elect that his Benefit Amount be paid (or that distribution shall commence) as soon as administratively practicable following the date the Participant terminates employment with all members of the Controlled Group, in a form chosen by the Participant in accordance with Section 7.3.

          (d)  Automatic Cash-Outs.  Notwithstanding subsections (a) through (c)
               -------------------
     above, if the value of the Participant's Benefit Amount does not exceed and has never at the time of a prior distribution exceeded $3,500, the Participant's Benefit Amount shall automatically be paid as soon as administratively practicable following the date of the Participant's termination of employment with all members of the Controlled Group, in the form of a single lump sum distribution. For purposes of the preceding sentence, if the value of the Participant's Benefit Amount is zero, the Participant shall be deemed to receive a distribution of such benefit under this paragraph.

          (e)  Benefits Accrued After Required Beginning Date.  If a Participant
               ----------------------------------------------
     has received all or a part of his Benefit Amount under the preceding provisions of this subsection because his Required Beginning Date occurred prior to his termination of employment with all members of the Controlled Group, then the Participant shall receive the appropriate amount, determined in accordance with Appendix IV, of any subsequent Account balances which he may accrue during any Plan Year under this Plan in accordance with the provisions of Appendix IV.

          (f)  Optional Distribution Upon Attainment of Normal Retirement Age.
               --------------------------------------------------------------
     Notwithstanding any other provision herein, a Participant who has attained Normal Retirement Age (as defined in Section 1.30) and who continues in employment with a member of the Controlled Group may elect to receive a distribution of all or a part of his Benefit Amount. The Trustee shall disburse the distribution as soon as administratively practicable after the date of the Plan Administrator's receipt from the Participant of an application for the distribution, in such form as the Plan Administrator may require.

Notwithstanding any provision of this Plan to the contrary, distribution of a Participant's Benefit Amount must satisfy the provisions of Appendix IV.

          7.2  Benefits Upon Death.
               -------------------

          (a)  Death Before Benefit Commencement Date. In the event of the death
               --------------------------------------
     of a Participant prior to his Benefit Commencement Date, the Beneficiary of the Participant shall receive or commence receiving all or the applicable portion of the entire amount in the Participant's Plan Accounts designated for such Beneficiary under subsection (c) below (such Beneficiary's "Benefit Amount") determined pursuant to the provisions of Section 7.4 in accordance with the following:

               (i)    General Rule.  Except as provided in paragraphs (ii) and
                      ------------
          (iii) below, the Beneficiary's Benefit Amount shall be paid as soon as administratively practicable following the date of the Participant's death and receipt by the Plan Administrator of proof thereof, in a form chosen by the Beneficiary in accordance with Section 7.3 herein.

               (ii)   Later Distribution.  Notwithstanding paragraph (i) above,
                      ------------------
          the Beneficiary may elect that his Benefit Amount be paid as soon as administratively practicable following any later date elected by the Beneficiary (but not later than the date 5 years after the date of death of the Participant), in a form chosen by the Beneficiary in accordance with Section 7.3.

               (iii)  Automatic Cash-Outs.  Notwithstanding paragraphs (i) and
                      -------------------
          (ii) above, if the value of such Benefit Amount does not exceed and has never at the time of a prior distribution exceeded $3,500, the Beneficiary's Benefit Amount shall automatically be paid as soon as administratively practicable following the Participant's death and receipt by the Plan Administrator of proof thereof, in the form of a single lump sum distribution. For purposes of the preceding sentence, if the value of the Participant's Benefit Amount is zero, the Beneficiary shall be deemed to receive a distribution of such benefit under this paragraph.

          (b)  Designation of Beneficiary.
               --------------------------

               (i)   General Rules. The Beneficiary of a Participant with
                     -------------
          respect to the entire vested amount in the Participant's Accounts remaining at the Participant's death shall be determined in accordance with Section 1.4 of this Plan, unless the Participant has designated a Beneficiary or Beneficiaries, which the Participant may designate pursuant to the provisions of Section 1.4 and this Section 7.2(b). However, no Beneficiary designated by the Participant shall be valid unless (1) the Beneficiary designated by the Participant is the Surviving Spouse, (2) the Participant has no Surviving Spouse (or such Spouse cannot be located), or (3) the Surviving Spouse of the Participant has consented to such designation pursuant to a Qualified Spousal Waiver.

               (ii)  Designation of Multiple Beneficiaries.  A Participant may,
                     -------------------------------------
          consistent with paragraph (i) above, designate more than one Beneficiary and, for each such Beneficiary, may designate a percentage of the entire vested amount in his Accounts to which such Beneficiary should become entitled (such Beneficiary's "Benefit Amount") upon the Participant's death. Each such Beneficiary shall be entitled to receive his Benefit Amount determined pursuant to Section 7.4 in accordance with the provisions of subsection (a) above. Unless otherwise specified by the Participant, any designation by the Participant of multiple Beneficiaries shall be interpreted as a designation by the Participant that each such Beneficiary (if alive as of the Participant's date of death, and if not, then the contingent Beneficiary under paragraph (iii) below of such Beneficiary) should be entitled to an equal percentage of the Participant's vested Account balances upon the Participant's death.

               (iii) Contingent Beneficiaries.  A Participant may designate
                     ------------------------
          contingent Beneficiaries to receive a Beneficiary's Benefit Amount in the event such Beneficiary should predecease the Participant; otherwise, in the event a Beneficiary predeceases the Participant, then the person or those persons specified in Section 1.4 of the Plan shall be deemed to be the Beneficiary with respect to such deceased Beneficiary's Benefit Amount, and shall receive the Benefit Amount to which such Beneficiary would have been entitled hereunder under this
          Section 7.2.

          (c)  Required Distributions and Forms of Payment.  Notwithstanding any
               -------------------------------------------
     provision of this Plan to the contrary, distribution of a Beneficiary's Benefit Amount must satisfy the provisions of Appendix IV.

          7.3  Form of Payment of Benefits.  Except as otherwise provided
               ---------------------------
herein, depending upon the Participant's or Beneficiary's Benefit Commencement Date and the timing and manner of the Participant's termination of employment, the Participant or Beneficiary may elect to receive benefits available under this Plan in a single lump sum payment in cash or in common stock of the Company, or in any combination of the two. To the extent that a Participant fails to elect in a timely manner the form of payment of his Benefit from this Plan and the benefit must commence, the Participant will have been deemed to have elected a single lump sum cash distribution. Any method or methods of distribution chosen by a Participant or Beneficiary must satisfy the requirements of Appendix IV.

          7.4  Valuation of Accounts for Payments.  The amount distributed to
               ----------------------------------
the Participant or Beneficiary shall be determined using the Benefit Amount valued as of the business day preceding the date of distribution. To the extent that a distribution is made in the form of Company common stock from the Employer Stock Fund, such distribution shall consist of the whole number of shares of Company common stock held for the benefit of the Participant and cash in lieu of fractional shares. To the extent that a distribution is made in the form of Company common stock from assets invested in any other fund, such distribution shall consist of the whole number of shares of Company common stock which may be purchased by such assets as of the actual date such assets are liquidated and cash in lieu of fractional shares.

          7.5  Code (S)401(a)(14) Requirement.  Unless a Participant consents to
               ------------------------------
later payment, the payment of benefits under the Plan to the Participant shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

          (a) The attainment by the Participant of age 65;

          (b) The 10th anniversary of the date on which the Participant commenced participation in the Plan; or

          (c) The termination of the Participant's service with the Controlled Group.

The failure of a Participant to consent to a distribution shall be deemed to be an election to defer commencement of payment of benefits.

          7.6  Code (S)411(a)(11) Consent Requirements.
               ---------------------------------------

          (a) In General.  Notwithstanding any provision of this Plan to the
              ----------
     contrary (including Section 7.5), unless one of the exceptions in subsection (c) below is satisfied, no distribution may be made or commence to a Participant unless the Participant has been provided the notification required under subsection (b) below at the time and in the manner indicated in such subsection, and has consented in writing to the distribution after receiving such notification, with such consent being given no less than 30 days and no more than 90 days prior to his Benefit Commencement Date, except as provided in subsection (b) below. To the extent permitted by applicable law, such consent may be given by telephone or other electronic means of communication if the Plan's administrative procedures provide for the giving of consent by such means.

          (b)  Notification.  The Plan Administrator shall notify the
               ------------
     Participant of the right, if any, to defer any distribution. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available, if any, under the Plan and shall inform the Participant of his right to defer receipt of the distribution, and shall be provided (by mail, posting or personal delivery) no less than 30 days and no more than 90 days prior to his Benefit Commencement Date; provided, however, that a Participant may waive the right to receive the notice no less than 30 days prior to the Benefit Commencement Date; provided, further, that a Participant shall have the opportunity to consider the decision of whether or not to elect a distribution for at least 30 days after the notice is provided; provided, further, that the Plan Administrator shall provide information to the Participant clearly indicating that the Participant has the right to the 30-day period for making the decision.

          (c)  Exceptions.  This Section shall not be applicable to the
               ----------
     following distributions:

               (i) Cash-Outs.  If the value of a Participant's entire Account
                   ---------
          balances does not and has not at the time of a prior distribution ever exceeded $3,500, this Section shall not be applicable to a distribution of such entire vested Account balances as a single lump sum.

               (ii) Immediately Distributable.  If a distribution is made on or
                    -------------------------
          after the Participant's attainment of his Normal Retirement Age, this Section shall not be applicable to such distribution.

               (iii) Beneficiaries.  If a distribution is made to an alternate
                     -------------
          payee pursuant to a qualified domestic relations order or to any other Beneficiary, this Section shall not be applicable to such distribution.

               (iv) Code (S)(S)401(a)(9) and 415.  If a distribution is required
                    ----------------------------
          to satisfy the provisions of Appendix IV (Code (S)401(a)(9) required distribution rules) or Appendix VI (Code (S)415 limitation on allocations), this Section shall not be applicable to such distribution.

               (v) Plan Termination.  If a distribution is made to the
                   ----------------
          Participant upon termination of this Plan and no member of the Controlled Group maintains any other defined contribution plan (other than an employee stock ownership plan as defined in Code
          (S)4975(e)(7)), this Section shall not be applicable to such distribution if this Plan does not offer an annuity option (purchased from a commercial provider).

          (d) Application to Plan Provisions.  To the extent that a distribution
              ------------------------------
     is required by the terms and provisions of this Plan, but this Section is applicable to the distribution and the distribution therefore cannot be made, such distribution shall, except as otherwise provided, be made as soon as administratively practicable following the date that this Section is no longer applicable to the distribution.

          7.7  Code (S)401(k)(2)(B) Restrictions.  Notwithstanding any
               ---------------------------------
provisions of this Plan to the contrary, a Participant's Elective Contributions Account shall not be distributed prior to the earliest to occur of:

          (a) the Participant's "separation from service" (as defined in applicable guidance issued by the Internal Revenue Service), retirement, death or disability;

          (b) the Participant's attainment of age 59 1/2;

          (c) the Participant's incurrence of a "hardship" (within the meaning of Treas. Reg. (S)1.401(k)-1(d)(2)(iv));

          (d) the termination of the Plan without establishment or maintenance by the Employer of a successor plan (within the meaning of Treas. Reg.
     (S)1.401(k)-1(d)(3));

          (e) if the Employer is a corporation, the date of the sale or other disposition by the Employer of the Participant to an unrelated corporation of substantially all the assets used by the Employer in a trade or business (within the meaning of Treas. Reg. (S)1.401(k)-1(d)(4)); or

          (f) if the Employer is a subsidiary of a corporation, the date of the sale or other disposition by such corporation of its interest in the Employer of the Participant to an unrelated entity or individual (within the meaning of Treas. Reg. (S)1.401(k)-1(d)(4)).

For purposes of subsections (e) and (f) above, the selling corporation must maintain this Plan after the sale or other disposition, the Participant must continue employment with the asset purchaser or subsidiary (as applicable), and, for purposes of subsections (d), (e) and (f) above, the distribution must be a lump sum distribution meeting the requirements of Treas. Reg. (S)1.401(k)- 1(d)(5). The provisions of this Section shall be interpreted in accordance with the requirements of Code (S)401(k)(2)(B) and any regulations promulgated thereunder.

          7.8  Payments to Alternate Payees.  See Section 11.6(b)(iii) for
               ----------------------------
special provisions which are applicable to payments to an alternate payee under a qualified domestic relations order. A qualified domestic relations order may not provide an alternate payee with a death benefit from this Plan except to the extent consistent with Section 7.2 and, if applicable, except to the extent such order requires that the alternate payee be treated as the Participant's Surviving Spouse.

          7.9  Withdrawals of Elective Contributions.
               -------------------------------------

          (a) General Rules.  A Participant may apply to the Plan Administrator
              -------------
     for a hardship distribution of all or a portion of such Participant's Elective Contributions

     Account balance, including only earnings on Elective Contributions credited to the Participant's Elective Contributions Account under the Equifax Inc. Employees 401(k) Retirement and Savings Plan as of December 31, 1988, if any. A hardship distribution will be made to the Participant only if the Plan Administrator determines that the Participant (A) has an immediate and heavy financial need under subsection (b) below and (B) the distribution is necessary to satisfy such need under subsection (c) below. A Participant shall be limited to one withdrawal under subsections (a), (b), and (c) of this Section 7.9 per Plan Year, but may make multiple withdrawals under
     Section 7.9(d) and Section 7.10 in any Plan Year. No partial withdrawal shall be permitted which is less than $500 (or, if the total value of the Elective Contributions Account balance, including only earnings on Elective Contributions credited to the Participant's Elective Contributions Account under the Equifax Inc. Employees 401(k) Retirement and Savings Plan as of December 31, 1988, is less than $500, which is less than such total value). No withdrawal may be made under this Section until all possible withdrawals available under Section 7.10 have been made.

          (b) Immediate and Heavy Financial Need.  A distribution will be made
              ----------------------------------
     on account of an immediate and heavy financial need of a Participant if the distribution is on account of:

               (i) Medical expenses described in Code (S)213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code (S)152) or amounts necessary for such persons to obtain medical care;

               (ii) Costs directly related to the purchase of a principal residence for the Participant (including the down payment but excluding mortgage payments);

               (iii) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents; or

               (iv) The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

     In determining the existence of an immediate and heavy financial need, the provisions of Treas. Reg. (S)1.401(k)-1(d)(2)(iv)(A) shall govern.

          (c) Distribution Necessary to Satisfy Need.  A distribution will be
              --------------------------------------
     deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

               (i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

               (ii) The Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans available under this Plan and all other plans maintained by his or her Employer;

               (iii) After receiving the hardship distribution, the Participant shall be prohibited from making Elective Contributions and Voluntary Contributions under this Plan and elective contributions and employee contributions under any other plan of his or her Employer or under an otherwise legally enforceable agreement (including all qualified and nonqualified deferred compensation, stock option and stock purchase plans maintained by such Employer, but not including health or welfare benefit plans or the mandatory employee contribution portion of any defined benefit plan) for at least 12 months following receipt of the hardship distribution; and

               (iv) Notwithstanding any contrary provisions of this Plan, the maximum Elective Contributions pursuant to Appendix II which may be otherwise made by the Participant for the taxable year of the Participant following the taxable year in which the Participant receives the hardship distribution shall be reduced by the amount of the Participant's Elective Contributions for the taxable year in which the Participant received the hardship distribution.

     In determining the extent of a distribution necessary to satisfy an immediate and heavy financial need, the provisions of Treas. Reg.
     (S)1.401(k)-1(d)(2)(iv)(B) shall govern.

          (d) Distribution After Attainment of Age 59- 1/2.  A Participant who
              --------------------------------------------
     has attained the age of 59 1/2 may withdraw all or a portion of his Elective Contributions Account, including earnings, if any. Distribution shall be made to the Participant as soon as administratively possible after the request is received. No partial withdrawal shall be permitted which is less than $500 (or, if the total value of the Elective Contributions Account, including earnings, is less than $500, which is less than such total value). No withdrawal may be made under this subsection (d) until all possible withdrawals available under Section 7.10 have been made.

          7.10  Voluntary Contribution and Rollover Contribution Withdrawals.
                ------------------------------------------------------------

          (a) General Rule.  A Participant may, by filing a request with the
              ------------
     Plan Administrator, withdraw all or a portion of his Voluntary Contribution Account balance, and then his Rollover Contributions Account balance, including earnings, if any. Distribution shall be made to the Participant as soon as administratively possible after the request is received. No partial withdrawal shall be permitted which is less than $500 (or, if the total value of the Voluntary Contributions Account balance and the Rollover

     Contributions Account balance, including earnings in each case, is less than $500, which is less than such total value).

          (b) Order of Disbursement.  Disbursement of Voluntary Contribution
              ---------------------
     withdrawals shall be made first from Voluntary Contributions made by the Participant prior to January 1, 1987 under the Equifax Inc. Employees 401(k) Retirement and Savings Plan (but not earnings thereon) and second from all other amounts in the Voluntary Contributions Account (including Voluntary Contributions made by the Participant after December 31, 1986, and earnings on all of the Voluntary Contributions, whenever made). Next, disbursement of withdrawals under this Section shall be made from a Participant's Rollover Contributions Account, if any, and earnings thereon.

          7.11  Code (S)401(a)(31) Requirement.
                ------------------------------

          (a) General Rule.  If a Participant or Surviving Spouse of a
              ------------
     Participant (or an alternate payee pursuant to a qualified domestic relations order who is a Spouse or former Spouse of a Participant) who is to receive a payment under this Article which is an eligible rollover distribution (as defined below) elects (within the 90 day period ending on the Benefit Commencement Date) to have such distribution or a portion of such distribution paid directly to an eligible retirement plan (as defined below) and specifies the eligible retirement plan to which such distribution is to be paid, such payment to be made to the Participant or Surviving Spouse (or alternate payee) of a Participant shall be made in the form of a direct lump sum cash transfer from the Trustee to the trustee of the eligible retirement plan so specified in lieu of the payment otherwise required by this Article. The preceding sentence shall only apply to the extent that the eligible rollover distribution would be includible in the Participant's or Surviving Spouse's (or alternate payee's) gross income if not so transferred (determined without regard to Code (S)402(c)).

          (b) Definitions.  For purposes of this Section, the following terms
              -----------
     shall have the meanings indicated:

               (i) Eligible retirement plan shall mean:
                   ------------------------

                    (A) with respect to a Participant (or alternate payee), an individual retirement account described in Code (S)408(a), an individual retirement annuity described in Code (S)408(b) (other than an endowment contract), a qualified trust which is a defined contribution plan and the terms of which permit the acceptance of rollover distributions, or an annuity plan described in Code
               (S)403(a); or

                    (B) with respect to a Surviving Spouse of a Participant, an individual retirement account described in Code (S)408(a) or an individual retirement annuity described in Code (S)408(b) (other than an endowment contract).

              (ii) Eligible rollover distribution shall mean any distribution to
                   ------------------------------
          a Participant or Surviving Spouse (or alternate payee) of a Participant of all or any portion of the balance to the credit of such individual in this Plan; provided, however, such term shall not include:

                    (A) any distribution which is one of a series of
               substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or his designated Beneficiary or the joint lives (or joint life expectancies) of the Participant and his designated Beneficiary, or for a specified period of 10 years or more;

                    (B) any distribution to the extent such distribution is
               required by Appendix IV;

                    (C) the portion of any distribution that is not includible in gross income; and

                    (D) any other distribution or portion of a distribution to the extent such distribution is not considered an eligible rollover distribution under Treasury Regulations or other guidance issued by the Internal Revenue Service.

          (c) Satisfaction of Requirements.  For purposes of this Section, the
              ----------------------------
     Participant or Surviving Spouse (or alternate payee) of the Participant electing the transfer must present sufficient evidence in a timely manner to the Plan Administrator (or the Plan Administrator's delegate) that the transferee plan satisfies the definition of an eligible retirement plan set forth above. At a minimum, the Participant or Surviving Spouse (or alternate payee) of the Participant must state the name of the transferee plan and the Plan Administrator of the Transferee Plan must represent that the transferee plan is an eligible retirement plan (as defined in paragraph
     (i) of subsection (b) above). The Participant or Surviving Spouse (or alternate payee) of the Participant must also present such additional documentation as the Plan Administrator may require which shall be used to verify that the requirements of this Section have been met. The Trustee, the Committee, the Plan Administrator, or any Plan fiduciary shall have no duty to verify the authenticity of any such evidence or documentation, and shall be entitled to rely on any such evidence submitted by a Participant or Surviving Spouse (or alternate payee) of the Participant, without questioning the authenticity thereof, unless it is unreasonable to so rely. Furthermore, in the event that the Trustee, the Committee, the Plan Administrator or any Plan fiduciary shall have actual knowledge of an issue relating to the transferee plan's ability to satisfy the definition of an eligible retirement plan, such issue must be expressly resolved in favor of the satisfaction of such definition by the transferee plan by a ruling from the Internal Revenue Service or by an opinion of legal counsel (chosen by the Participant or Surviving Spouse (or alternate payee) of the Participant, but acceptable to the Committee) directed to the Trustee, the Plan, the Committee, the Plan Administrator and any fiduciary of the Plan, before the transfer can occur.

          (d) Interpretation.  The provisions of this Section shall be
              --------------
     interpreted in accordance with Code (S)401(a)(31), as added by the Unemployment Compensation Amendments of 1992, and any regulations or other guidance promulgated by the Internal Revenue Service thereunder, and shall not be construed or interpreted in a manner other than in strict compliance with such requirements.

          (e) Application of Other Rules.  For all purposes of this Plan,
              --------------------------
     the election by a Participant or Surviving Spouse (or alternate payee) of a Participant of a transfer under this Section shall be considered a payment or distribution under this Article as if the amount transferred were paid directly to the Participant or Surviving Spouse (or alternate payee).

                                  ARTICLE VIII

                         THE TRUST FUND AND THE TRUSTEE
                         ------------------------------


          8.1  Existence of Trust.  The Company has entered into the Trust
               ------------------
Agreement with the Trustee designated by the Committee in the Trust Agreement to hold the funds necessary to provide the benefits set forth in this Plan.

          8.2  Exclusive Benefit Rule.  The Trust Fund shall be received, held
               ----------------------
in trust, and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan. No part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries and the payment of reasonable expenses attributable to the administration of the Plan in accordance with ERISA (S)404(a)(1)(A)(ii). For purposes of the preceding sentence, the use of the Trust Fund to pay fees and expenses incurred in connection with the provision of services is not a reasonable expense of administering the Plan if the payments are made for the Employer's benefit or involve services for which the Employer could reasonably be expected to bear the cost in the normal course of such Employer's business or operations. In this regard, services provided in conjunction with the establishment, termination or design of plans relate to the business activities of the Employer and generally would not be "reasonable expenses attributable to the administration of the Plan." No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement, except as provided in Section 3.3 (Return of Contributions). Notwithstanding the preceding provisions of this Section, this Section shall be construed in accordance with the requirements of Code
(S)401(a)(2) and ERISA (S)403(c) and any regulations or other guidance promulgated thereunder, and shall not be construed in a manner more restrictive than such requirements. Fees and expenses which may be paid from the assets of the Trust Fund may include, where otherwise appropriate, but not by way of limitation, the fees of counsel, actuaries, investment managers, as well as software licensing fees and the expenses of Employer personnel, where permitted by applicable law, for services necessary to the administration of the Plan.

          8.3  Removal or Resignation of Trustee.  The Committee may remove the
               ---------------------------------
Trustee at any time or the Trustee may resign at any time upon the notice required by the terms of the Trust Agreement, and upon such removal or upon the resignation of a Trustee, the Committee or the Plan Administrator shall appoint a successor Trustee.

          8.4  Powers of Trustee.  The Trustee shall have the power to hold,
               -----------------
invest, reinvest, or to control and disburse the Trust Funds in accordance with the provisions of the Trust Agreement and this Plan.

          8.5  Integration of Trust Agreement.  The Trust Agreement shall be
               ------------------------------
deemed to be a part of this Plan, and all rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement.

          8.6  Records and Accounts.  The Trustee shall maintain accurate and
               --------------------
detailed records and accounts of all transactions of the Plan, which shall be available at all reasonable times for inspection or audit by any person designated by the Company, Committee or Plan Administrator and by any other person or entity to the extent required by law.

          8.7  Annual Reports.  As soon as practicable following the close of
               --------------
the Plan Year, the Trustee shall file with the Plan Administrator a written report setting forth all transactions with respect to the Trust Fund during such Plan Year and listing the assets of the Trust Fund and the market value thereof at the close of the period covered by such report. The Trustee shall also provide the Plan Administrator with such other information in its possession as may be necessary for the Plan Administrator to conform with the requirements of ERISA (S)103.

                                   ARTICLE IX

                                 ADMINISTRATION
                                 --------------


          9.1  Allocation of Responsibility.  The general administration of the
               ----------------------------
Plan and the responsibility for carrying out the provisions thereof will be placed in the ChoicePoint Inc. Group Benefit Committee (the "Committee") comprised of one or more members who shall be designated by the Compensation and Benefits Committee of the Board of Directors of ChoicePoint Inc. ("Board Committee"), and who shall serve at the pleasure of the Board Committee. In the absence of such a designation, the Company shall carry out the responsibilities of the Committee. The day to day operations and administration of the Plan shall be carried out by a Plan Administrator appointed by the Committee, if so appointed. The Committee may appoint more than one Plan Administrator.

          9.2  Administrative Expenses.  The members of the Committee or the
               -----------------------
Plan Administrator may employ financial, legal, or other counsel and engage such clerical, financial, or other services as they may deem necessary for the effective administration of the Plan and compliance with Federal and state regulations. Said operating expenses and any other reasonable administrative expenses will be paid out of the Trust Fund to the extent possible consistent with Section 8.2 herein (Exclusive Benefit Rule), unless the Company elects (in its sole discretion) to pay such expenses.

          9.3  Committee Powers and Duties.  The Committee shall have the power
               ---------------------------
to interpret and construe the Plan, to settle all questions arising from the operation of the Plan, and to determine all questions of eligibility and the status and rights of Participants, Beneficiaries and others. Final determinations or actions of the Committee with respect to any questions arising out of or in connection with the administration of the Plan will be final and conclusive and binding upon all persons having an interest in the Plan. The Committee may delegate to other persons, including the Plan Administrator, all or such portion of their duties hereunder, other than those granted to the Trustee under the Trust Agreement, as the Committee, in its sole discretion, may decide.

          9.4  Records and Reports.  The Committee and the Plan Administrator,
               -------------------
respectively, will keep such accounts and records as it may deem necessary or proper in the performance of its duties under the Plan.

          9.5  Reporting and Disclosure.  The Plan Administrator shall file all
               ------------------------
reports and returns required to be filed by the Plan (other than those which are the responsibility of the Trustee) with any governmental agency, shall make all disclosures to Employees, Participants and Beneficiaries, and shall make available for examination by said persons copies of all Plan documents, descriptions, returns and reports as may be required by applicable law or as specified herein.

          9.6  Fiduciaries and Named Fiduciaries.  The Plan Administrator shall
               ---------------------------------
be the "named fiduciar(ies)" under the Plan within the meaning of ERISA. The Committee is a fiduciary under the Plan with respect to its responsibilities set forth in this Article IX, with the division of responsibilities between them as set forth in this Plan and the Trust Agreement. The Trustee is a fiduciary under the Plan as to its responsibilities set forth in the Trust Agreement.

          9.7  Plan Administrator.  One or more individuals selected by the
               ------------------
Committee shall serve as the Plan Administrator, who shall constitute the "administrator" as that term is defined in ERISA (S) 3(16)(A) and Code (S) 414(g), for the Plan. If no such appointment is made, the Committee shall be the Plan Administrator hereunder. If more than one individual shall have been designated as the Plan Administrator, each such individual shall have the full power to act in said capacity on his or her own, and each reference to Plan Administrator shall be deemed to mean any such person. The Plan Administrator shall have all those responsibilities necessary to carry out the day-to-day operations and administration of the Plan, including without limitation:

          (a)  retaining legal counsel and financial or other advisors,

          (b)  establishing rules for the administration of the Plan,

          (c) furnishing appropriate communications to Participants, joint annuitants, and Beneficiaries, filing reports with government agencies, and complying with the reporting and disclosure requirements of applicable law,

          (d)  appointing successor Trustees, as appropriate,

          (e)  maintaining the records of the Plan,

          (f)  amending the Plan in accordance with Section 10.2, and

          (g) appointing investment managers and establishing investment funds for the Plan.

          9.8  Interpretation of the Plan and Findings of Facts.  The Committee
               ------------------------------------------------
shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee):

          (a) To resolve all questions arising under the provisions of the Plan as to any individual's entitlement to become a Participant;

          (b) To determine the amount of benefits, if any, payable to any person under the Plan; and

          (c) To conduct the review procedure specified in Section 11.5 (Claims Procedure).

All decisions of the Committee as to the facts of the case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Section 11.5 (Claims Procedure). The Committee, or at its request the Plan Administrator, shall direct the Trustee relative to benefits to be paid under the Plan and shall furnish the Trustee with any information reasonably required by it for the purpose of paying benefits under the Plan.
The Committee may delegate to other persons, including the Plan Administrator, all or such portion of their duties hereunder, other than those granted to the Trustee under the Trust Agreement, as the Committee, in its sole discretion, may decide.

          9.9  Bonding, Insurance and Indemnity.
               --------------------------------

          (a) Bonding.  To the extent required under ERISA, the Company will
              -------
     obtain, pay for and keep current a bond or bonds with respect to each member of the Committee and the Plan Administrator, and any other Employee who receives, handles, disburses, or otherwise exercises custody or control of, any of the assets of the Plan.

          (b) Insurance.  The Company, in its discretion, may obtain, pay for
              ---------
     and keep current a policy or policies of insurance, insuring each member of the Committee and the Plan Administrator, the members of the board of directors of the Company and other Employees to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

          (c) Indemnity.  If the Company does not obtain, pay for and keep
              ---------
     current the type of insurance policy or policies referred to in subsection
     (b) above, or if such insurance is provided but any of the parties referred to in subsection (b) above incur any costs or expenses which are not covered under such policies, then the Company will indemnify and hold harmless, to the extent permitted by law, such parties against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party or parties were acting in good faith in what was reasonably believed to have been the best interests of the Plan and its Participants. Promptly upon receipt by an indemnified party under this Section, of notice of the commencement of any such action, such indemnified party will, if a claim in respect thereof is to be made against the Company or an Employer, notify the Company and, if applicable, the Employer of the commencement thereof, but the omission to so notify the Company or an Employer will not relieve the Company from the liability hereunder, nor from any other liability which it may have to such person. The Company and, if applicable, the Employer shall be entitled to participate at their own expense in the defense or to assume the defense of any action brought against any party indemnified hereunder. In the event the Company elects to assume the defense of any such suit, such defense shall be conducted by counsel chosen by the Company, and the indemnified party shall bear the fees and expenses of any additional counsel retained by him.

          9.10  Committee and Plan Administrator Liability.  Committee members
                ------------------------------------------
and the Plan Administrator shall use ordinary care and diligence in performing their duties; however, to the extent permitted by ERISA or other applicable law, no member shall be personally liable by virtue of any contract, agreement, bond or other instrument made or executed by or for him as a Committee member or as a Plan Administrator, nor for any loss unless due to his own willful misconduct.

                                   ARTICLE X

           AMENDMENT, TERMINATION, MERGER, CONSOLIDATION AND ADOPTION
           ----------------------------------------------------------


          10.1  Continuation of Plan.  It is contemplated by the Company that
                --------------------
the Plan and Trust shall be maintained indefinitely, and that they shall constitute a qualified plan under Code (S)401 and a tax-exempt trust under Code
(S)501, or any successor provisions. Nevertheless, the Company and the Employers must necessarily reserve and do hereby reserve the rights of amendment, termination and withdrawal as set forth in this Article. The Company shall not be responsible to any party for the failure of the Plan or Trust to meet the requirements for tax qualification.

          10.2  Right to Amend Plan.
                -------------------

          (a) Amendment by the Company.  The Company reserves the right, at any
              ------------------------
     time, to modify or amend, in whole or in part, any or all of the provisions of the Plan; in addition, the Company or the Plan Administrator upon the advice of counsel, may specifically amend the Plan, effective retroactively, if necessary or desirable to bring the Plan into conformity with the Code, ERISA, and any applicable regulations promulgated so that the Plan may continue to remain qualified and the Trust may continue to remain tax-exempt, or for any other purpose, subject to subsection (b) below. Any such amendment shall be made by means of a written instrument, and shall be approved by the Board of Directors of the Company or by a person or entity to whom the Board has delegated said authority, or as provided above, by the Plan Administrator.

          (b)  Restrictions on Amendments.
               --------------------------

               (i) Exclusive Benefit Rule.  No modification or amendment shall
                   ----------------------
          make it possible for Trust assets to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries in accordance with Section 8.2 (Exclusive Benefit Rule) herein, except as provided in Section 3.3 (Return of Employer Contributions).

               (ii) Code (S)411(d)(6) Restrictions.  No amendment to the Plan
                    ------------------------------
          shall be permitted that would have the effect of decreasing the Account balances of any Participant. Furthermore, no amendment shall be permitted that would have the effect of eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations under Code (S)411(d)(6)(B)(i)) or, except as permitted under Treasury regulations, eliminating an "optional form of benefit" as defined in Treas. Reg. (S)1.411(d)-4(Q&A-1).


          10.3  Right to Terminate Plan.  The Company reserves the right, at any
                -----------------------
time, to wholly or partially terminate the Plan.

          10.4  Merger, Consolidation, or Transfer of Assets.
                --------------------------------------------

          (a) Code (S)401(a)(12) Restriction.  The Plan shall not be merged or
              ------------------------------
     consolidated with any other plan, and its assets and liabilities may not be transferred to any other trust, unless each Participant, immediately after the merger, consolidation or transfer (if the Plan then is terminated), would receive a benefit which is equal to or greater than the benefit he would have been entitled to receive, and would be entitled to each benefit payment option to which he would have been entitled, immediately before the merger, consolidation or transfer (if the Plan is then terminated).

          (b) Code (S)401(a)(11) Restriction.  Subject to subsection (c) below,
              ------------------------------
     this Plan may be the recipient of a transfer of assets from, or may transfer assets to, another plan qualified under Code (S)401(a) subject to the approval of the Company; provided, however, in no event shall this Plan be the recipient of a direct or indirect transfer of assets if such receipt would make this Plan a "transferee plan" within the meaning of Treas. Reg.
     (S)1.401(a)-20(Q&A-5)(a), unless such assets are separately accounted for (within the meaning of Treas. Reg. (S)1.401(a)-20(Q&A-5)(b)) and are subject to the requirements of Code (S)411(a).

          (c) Code (S)411(d)(6) Restriction.  This Plan may be the recipient of
              -----------------------------
     a transfer of assets from, or may transfer assets to, another plan qualified under Code (S)401(a) in accordance with subsection (b) above only if such transfer satisfies the provisions of Treas. Reg. (S)1.411(d)-4(Q&A-
     3).

          10.5  Adoption of Plan by Aggregated Code (S)414 Employers.
                ----------------------------------------------------

          (a) Procedures for Adoption of Plan.  This Plan may be adopted by any
              -------------------------------
     member of the Controlled Group if the following requirements are met:

               (i) The member of the Controlled Group wishing to become an Employer must adopt the Plan by the execution of a formal resolution by such member's board of directors to adopt this Plan, and either such resolution or a plan merger amendment or an adoption agreement, as appropriate, shall indicate the effective date of such adoption; and

               (ii) Such document evidencing the adoption of the Plan by the Controlled Group member must be delivered to and accepted in writing by the Plan Administrator or approved by resolution of the board of directors of the Company.

     The plan merger agreement or adoption agreement with respect to a participating Employer shall be considered a part of the Plan and shall be maintained by the Plan Administrator in the permanent records relating to the terms of the Plan. The documents referred to in paragraphs (i) and
     (ii) above may, in addition to specifying the Effective

     Date of the adoption, specify other provisions including, but not limited to, credit for service prior to the effective date for eligibility and vesting purposes. In the absence of any such special provisions, the terms and provisions of this Plan shall control. Any such special provisions referred to in Sections 3.1(b)(ii), 3.1(c)(ii), and 3.1(d)(i) also shall be reflected in Exhibit A, as appropriate.

          (b) Procedures for Withdrawal from Plan.  Any Employer may voluntarily
              -----------------------------------
     withdraw from participating in the Plan, provided that such discontinuance of participation is approved by the Company, the Committee or the Plan Administrator. The Company or the Committee unilaterally may terminate an adopting Employer's participation in the Plan for:

               (i) failure to provide requested information in a timely manner;

               (ii) failure to make timely contributions;

               (iii) failure to cooperate with the Company or the Committee in administering the Plan; or

               (iv) any other reason that the Company or the Committee deems appropriate.

          (c) Transfer of Assets.  Upon the voluntary withdrawal or involuntary
              ------------------
     termination of an Employer's participation in the Plan, the Committee shall determine the amount of assets and liabilities of the Plan (if any) which shall be either held by the Trustee for the benefit of the affected Participants, or transferred to a qualified plan of the withdrawing Employer. The determination of the amount of assets to be transferred to another qualified plan shall be made based upon principles set forth in Code (S)(S)401(a)(12) and 414(l) and the regulations promulgated thereunder. Any transfer of assets and liabilities under this subsection
     (c) shall comply with the provisions of Section 10.4 (Merger, Consolidation, etc.).

          (d) Apportionment of Costs.  The Company and all Employers shall share
              ----------------------
     in the costs of the Plan (other than those costs paid from the Trust Fund in accordance with Section 9.2), including but not limited to, the contributions to the Plan, the costs of the Committee or the Plan Administrator, the costs of the consultants (actuaries, accountants, attorneys, etc.) and various other direct and indirect costs of operating the Plan which may initially be borne by the Company or any Employer but which are determined by the Committee or the Plan Administrator to be costs associated with the Plan. The Committee or the Plan Administrator shall apportion these costs to the Company and each Employer as it deems to be equitable.

          (e) Cooperation.  Each Employer shall cooperate fully with the
              -----------
     Company and the Committee or the Plan Administrator with regard to all matters pertaining to the Plan.

     Any failure to cooperate will be grounds for the involuntary termination of that Employer's participation in the Plan.

                                  ARTICLE XI

                              GENERAL PROVISIONS
                              ------------------


          11.1  Participant's Rights to Employment, Etc.  Nothing contained in
                ---------------------------------------
the Plan or the establishment of the Trust, or any modification thereof, or the creation of any fund or account, or the payment of any benefits, shall be construed to give any Employee, whether or not a Participant, or any Beneficiary, any rights to continued employment, any legal or equitable right against an Employer, or any officer or employee thereof, or the Trustee, or its agents or employees, except as herein provided. Nothing contained in this Plan shall be deemed to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

          11.2  No Guarantee of Interests.  The Employer, the Committee, the
                -------------------------
Plan Administrator and the Trustee do not guarantee the Trust Fund from any loss or depreciation, nor do they guarantee any payment to any person. The liability of the Trustee, the Employer, the Committee and the Plan Administrator to make payments hereunder is limited to the available assets of the Trust Fund.

          11.3  Standard of Conduct.  Any person who is a fiduciary with respect
                -------------------
to this Plan shall: (i) discharge his duties solely in the interest of and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying the reasonable administrative expenses of the Plan, and shall conduct himself with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; (ii) act at all times in accordance with the documents governing the Plan and Trust as they may be amended from time to time;
(iii) not engage in or allow the Plan or Trust to engage in any transaction which is prohibited under ERISA (S)406 and which is not allowed by ERISA (S)408 or is prohibited under Code (S)4975; (iv) not knowingly participate in or conceal an act of another fiduciary under the Plan which he knows to involve a breach of fiduciary duty within the meaning of ERISA; and (v) make reasonable efforts under the circumstances to remedy a breach of duty described in subsection (iv) discovered by him.

          11.4  Allocation of Duties.  All responsibilities for the operation
                --------------------
and administration of the Plan shall be allocated as follows:

          (a) The Employer shall furnish to the Trustee information with respect to service, eligibility, compensation, termination of employment and other matters required or desirable for the purpose of enabling the Trustee to carry out its duties and responsibilities under this Plan and Trust, and the Trustee may rely upon such information as conclusive proof of any fact or matter. The Employer shall also transmit to the Trustee all Employer and Employee contributions under the Plan, and the Company shall determine the amount of all such contributions.

          (b) The Committee shall have those duties and responsibilities set forth in Article IX.

          (c) The Trustee shall have responsibility for managing and administering the Trust Fund subject to the terms and provisions of this Plan and the Trust Agreement. The Trustee shall have responsibility for making benefit payments.

          (d) The Plan Administrator shall have all those responsibilities necessary to carry out the day-to-day operations and administration of the Plan, including without limitation:

               (i)   retaining legal counsel and financial or other advisers,

               (ii)  establishing rules for the administration of the Plan,

               (iii) furnishing appropriate communications to Participants and
                     Beneficiaries, filing reports with government agencies, and complying with the reporting and disclosure requirements of applicable law,

               (iv)  appointing successor Trustees, as appropriate,

               (v)   maintaining the records of the Plan,

               (vi) approving hardship withdrawals in accordance with Section 7.9, and rollover contributions,

               (vii) directing the Trustee with respect to the establishment of investment funds under Section 5.2(b), and

               (viii) amending the Plan in accordance with Section 10.2.

          11.5  Claims Procedure.
                ----------------

          (a) Filing a Claim.  All claims and requests for benefits under the
              --------------
     Plan shall be directed to the attention of the Plan Administrator in writing. The writing must be reasonably calculated to bring the claim to the attention of the Plan Administrator.

          (b) Notification of Denial.  If the Plan Administrator determines that
              ----------------------
     any individual who has claimed a right to receive benefits under the Plan (the "claimant") is not entitled to receive all or any part of the benefits claimed, the claimant shall be informed in writing of the specific reason or reasons for the denial, with specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why said material or information is necessary and a description of the review procedures set forth in subsection (d) below.

          (c) Timing of Notification.  The claimant shall be so notified of the
              ----------------------
     Plan Administrator's decision within 90 days after the receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, the Plan Administrator shall furnish the claimant written notice of the extension prior to the termination of the initial 90-day period. In no event shall said extension exceed a period of 90 days from the end of said initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render a final decision. If for any reason, the claimant is not notified within the period described above, the claim shall be deemed denied and the claimant may then request review of said denial, subject to the provisions of subsection (d) below.

          (d) Review Procedures.  The claimant or his duly authorized
              -----------------
     representative may, within 60 days after notice of the Plan Administrator's decision, request a review of said decision, review pertinent documents and submit in writing to the Committee issues and comments and such further information as will, in the claimant's opinion, establish his rights to such benefits.

          (e) Timing of Final Decision.  The Committee's final decision shall
              ------------------------
     include specific references to the pertinent Plan provisions on which the decision is based, and shall be transmitted to the claimant by certified mail within 60 days of receipt of claimant's request for such review, unless special circumstances require a further extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the Committee holds regularly scheduled meetings at least quarterly, in lieu of the time period described above, the Committee's decision on review shall be made by no later than the date of the meeting of the Committee which immediately follows its receipt of the request for review, unless said request is filed within 30 days preceding the date of said meeting in which case a decision shall be made no later than the date of the second meeting following its receipt of said request for review. If special circumstances require a further extension of time for processing, a decision shall be rendered not later than the third meeting of the Committee following its receipt of the request for review. If a decision on review is not furnished within the time period described above, the claim shall be deemed denied on review.

          11.6  Nonalienation or Assignment; QDRO's.
                -----------------------------------

          (a) Spendthrift Clause.  Except as provided in subsection (b) below,
              ------------------
     none of the benefits under the Plan is subject to the claims of creditors of Participants or their Beneficiaries, and will not be subject to attachment, garnishment, or any other legal process whatsoever. Neither a Participant nor his Beneficiaries may assign, sell, borrow on (except in the case of a Plan loan if authorized under this Plan), or otherwise encumber any of his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements, or torts of any Participant or Beneficiary.

          (b) Qualified Domestic Relations Orders.
              -----------------------------------

               (i) General Rule.  The provisions of subsection (a) above shall
                   ------------
          not apply to a "qualified domestic relations order," as defined in Code (S)414(p) and ERISA (S)206(d)(3), or any other domestic relations order permitted to be treated as a "qualified domestic relations order" by the Plan Administrator under the provisions of the Retirement Equity Act of 1984. The Plan Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. To the extent provided under a "qualified domestic relations order," a former Spouse of a Participant shall be treated as the Spouse or Surviving Spouse for all purposes under the Plan.

               (ii)  QDRO Procedures.
                     ---------------

                    (A) Procedure Upon Receipt.  Upon receiving a domestic
                        ----------------------
               relations order, the Plan Administrator shall notify all affected Participants and any alternate payees (spouse, former spouse, child or other dependent of the Participant, named in the order) that the order has been received. The Plan Administrator shall also notify the affected Participants and alternate payees of its procedure for determining whether the domestic relations order is qualified.

                    (B) Procedure During Determination.  During the period the
                        ------------------------------
               Plan Administrator is determining the qualified status of the order, the Plan Administrator shall separately account for the amount (if any) that would be payable to an alternate payee under this order (if it were a qualified domestic relations order) during this period. If the Plan Administrator determines the order is a qualified domestic relations order during the 18-month period commencing on the date the first payment would be required under the qualified domestic relations order, then the alternate payee shall receive payment from the separate account. If the Plan Administrator cannot make a determination of the order's qualified status during this 18-month period (or determines the order is not a qualified domestic relations order), then the Trustee shall return the amounts in the separate account to the account of the affected Participant as if no court order had been received.

               (iii)  QDRO Payouts.
                      ------------

                    (A) Payment Upon Receipt of QDRO.  Notwithstanding any
                        ----------------------------
               provision of this Plan to the contrary, any amounts of a Participant's vested Account balances which, due to the receipt of a domestic relations order determined to be a qualified domestic relations order under paragraph (ii) above, become the vested Account balances of an alternate payee under such order shall be distributed in the form of a single lump-sum payment in cash to the alternate payee as of the earliest date on which such amounts can be accurately determined and paid, subject to any provisions of the qualified domestic relations order to the contrary as to a different time of payment. No written consent of the alternate payee shall be required for this distribution pursuant to Treas. Reg. (S)1.411(a)-11(c)(6).

                    (B) Subsequent Additional Amounts.  The preceding
                        -----------------------------
               subparagraph (A) shall apply to any amounts of a Participant's vested Account balances which, due to the receipt of a domestic relations order determined to be a qualified domestic relations order under subsection (b) above, become the vested Account balances of an alternate payee under such order after a payment under subparagraph (A) above due to allocation of contributions or earnings, or any other reason.

                    (C) Special Effective Date.  This paragraph (iii) shall not
                        ----------------------
               be effective until the first day of the month following the month during which a favorable determination letter has been issued by the Internal Revenue Service upon this Plan with this provision included.

               (iv) Status of Alternate Payee.  An alternate payee under a
                    -------------------------
          qualified domestic relations order shall be entitled to all rights of a Beneficiary hereunder except as otherwise specified herein.

          11.7  Plan Continuance Voluntary.  Although it is the intention of the
                --------------------------
Employer that this Plan shall be continued and that contributions shall be made regularly, this Plan is entirely voluntary on the part of the Employer, and the continuance of the Plan and the payments hereunder are not assumed as a contractual obligation of the Employer.

          11.8  Payments to Minors and Others.  In making any distribution to or
                -----------------------------
for the benefit of any minor or incompetent Participant or Beneficiary, or any other Participant or Beneficiary who, in the opinion of the Plan Administrator, is incapable of properly using, expending, investing, or otherwise disposing of such distribution, the Plan Administrator, in its sole and complete discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of any incompetent Participant or Beneficiary, or to any adult with whom such person temporarily or permanently resides; and any such guardian, committee, relative, or other person shall have full authority and discretion to expend such distribution for the use and benefit of such person; and the receipt of such guardian, committee, relative, or other person shall be a complete discharge to the Trustee, the Plan Administrator, the Committee and this Plan, without any responsibility on the part of the Committee, the Plan Administrator or the Trustee to see to the application of amounts so distributed.

          11.9  Location of Payee; Unclaimed Benefits.  In the event that all,
                -------------------------------------
or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the expiration of a reasonable time after it has become payable, remain unpaid solely by reason of the inability of the Plan Administrator or the Committee, after sending a registered letter, return receipt requested, to the last known address of such person, and after further diligent effort (including requests to the Internal Revenue Service under Policy Statement P-1-187), to ascertain the whereabouts of such person, the amount so distributable shall be paid pursuant to the terms and provisions of the Plan as if the Participant or Beneficiary is deceased. If, for any reason, no Beneficiary or contingent Beneficiary can be found, the amount so distributable shall be forfeited and shall be used to reduce the contributions to the Plan. In the event a proper payee is located subsequent to the benefit being forfeited, the benefit shall be restored, and the Employer shall make special contributions to this Plan for such purpose.

          11.10  Governing Law.  This Plan shall be administered in the United
                 -------------
States of America, and its validity, construction, and all rights hereunder shall be governed by the laws of the United States under ERISA. To the extent that ERISA shall not be held to have preempted local law, the Plan shall be administered under the laws of the State of Georgia. If any provision of the Plan shall be held invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

          11.11  Correction of Participants' Accounts.  If an error or omission
                 ------------------------------------
is discovered in the Accounts of a Participant, or in the amount distributed to a Participant, the Plan Administrator will make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission as of the Plan Year in which such error or omission is discovered; provided, however, that if the error is discovered within the last 60 days of a Plan Year, then the corrective action may be completed in the following Plan Year. Further, the Employer may, in its discretion, make a special contribution to the Plan which will be allocated by the Plan Administrator only to the Account of one or more Participants to correct such error or omission.

          11.12  Action of Employer, Committee and Plan Administrator.  Except
                 ----------------------------------------------------
as may be specifically provided, any action required or permitted to be taken by the Employer, Committee, or the Plan Administrator may be taken on behalf of such person by any entity or individual who has been delegated the proper authority.

          11.13  Employer Records.  Records of the Employer or of Equifax Inc.
                 ----------------
as to an Employee's or Participant's period of employment, termination of employment and the reason therefor, leaves of absence, reemployment, compensation, and elections or designations under this Plan will be conclusive on all persons, unless determined by the Committee to be incorrect.

          11.14  Gender and Number.  Wherever applicable, the masculine pronoun
                 -----------------
shall include the feminine pronoun, the singular shall include the plural and the plural shall include the singular.

          11.15  Headings.  The titles in this Plan are inserted for convenience
                 --------
of reference; they constitute no part of the Plan, and are not to be considered in the construction hereof.

          11.16  Liability Limited.  To the extent permitted by ERISA and other
                 -----------------
applicable law, neither the Committee, nor any member thereof, nor the Plan Administrator nor the Employer shall be liable for any acts of omission or commission in administering the Plan, except for his or its own individual, willful misconduct. The Employer, Plan Administrator and each member of the Committee shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports which shall be furnished by an actuary, accountant, trustee, insurance company, counsel or other expert who shall be employed or engaged by the Committee, Plan Administrator or the Employer.

          11.17  Prohibited Discrimination.  This Plan shall be operated and
                 -------------------------
administered in a uniform and consistent manner with respect to all Participants and in a manner which does not discriminate in favor of Highly Compensated Employees.

          11.18  Legal References.  Any references in this Plan to a provision
                 ----------------
of law which is, subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

          11.19  Electronic Means of Communication.  Whenever, under this Plan,
                 ---------------------------------
a Participant or Beneficiary is required or permitted to make an election, provide a notice, give a consent, request a distribution, or otherwise communicate with the Employer, the Committee, the Plan Administrator, the Trustee or a delegate of any of them, to the extent permitted by law, the election, notice, consent, distribution request or other communication may be transmitted by means of telephonic or other electronic communication, if the administrative procedures under the Plan provide for such means of communication.

     This Plan has been executed as of the Effective Date by ChoicePoint Inc.

                                       CHOICEPOINT INC.


                                       By: /s/ D. E. McGuffey
                                          -------------------------------------

                                       Title: Vice President
                                             ----------------------------------

                                   APPENDICES

                                   APPENDIX I

                ADDITIONAL DISCRETIONARY EMPLOYER CONTRIBUTIONS
                -----------------------------------------------


     1.1     Employer Contributions.  In addition to the contributions described
             ----------------------
in Article III of the Plan, the Employers may, in the sole discretion of, and at the election of, the Company, make contributions to the Plan (all of which are hereby expressly conditioned on their deductibility under Code (S)404) by making cash payments (or payments of property acceptable to the Trustee if such payments (i) are purely voluntary, (ii) do not relieve the Employer of an obligation to make contributions to this Plan, and (iii) do not constitute prohibited exchanges under ERISA (S)406(a)(1)(A)) to the Trustee in one or more of the following methods:

             (a) Qualified Nonelective Contributions.
                 -----------------------------------

                    (i) Amount.  For each Plan Year the Employers may make
                        ------
             Qualified Nonelective Contributions to this Plan in an amount which shall be determined solely in the discretion of the Company, and which may be used to satisfy any of the nondiscrimination tests of Appendix III of this Plan.

                    (ii) Allocation.  Qualified Nonelective Contributions for a
                         ----------
             Plan Year shall be allocated as of the last day of such Plan Year to the Qualified Nonelective Contributions Account of each Participant who has satisfied the eligibility requirements of
             Section 2.1(c) and who is not a Highly Compensated Participant ("QNEC Participant") as follows: Qualified Nonelective Contributions shall be allocated first to the Account of the QNEC Participant whose Compensation (as defined in Section 3.6(c)) is the lowest, in an amount equal to the lesser of (A) the amount that will enable the Plan to satisfy the Deferral Percentage Test under
             Section 3.1 or the Contribution Percentage Test under Section 3.2, or (B) the maximum amount that may be allocated for the Plan Year to the individual's Account under Appendix VI. If, after the allocation of Qualified Nonelective Contributions described in the preceding sentence, the Deferral Percentage Test or the Contribution Test is not met, this process shall be repeated (allocating Qualified Nonelective Contributions to QNEC Participants with successively higher Compensation (as defined in Section 3.6(c)) until the Plan satisfies the Deferral Percentage Test or the Contribution Test, as the case may be, for the year.

                    (iii)  Vesting and Distribution Restrictions.  Qualified
                           -------------------------------------
             Nonelective Contributions shall be at all times nonforfeitable and may not be distributed from the Plan before one of the following events:

                    (A) the Employee's retirement, death, disability, or separation from service;

                                       A1

                    (B)     the Employee's attainment of the age of 59-1/2;

                    (C) financial hardship of the Employee (determined in accordance with the standards of Section 7.9 of the
                            Plan);

                    (D)     the termination of the Plan;

                    (E) the date of the sale or other disposition by ChoicePoint Inc. or another corporation that is a member of the Controlled Group of substantially all of the assets used by such corporation in a trade or business of the corporation to an unrelated corporation, provided that the purchaser does not maintain this Plan and this Plan is not merged or consolidated with, and no assets or liabilities are transferred from the Plan to, a plan maintained by the purchaser, and provided that the Employee continues employment with the purchaser of assets or with the subsidiary immediately following the sale or other disposition;

                    (F) the date of the sale or other disposition by ChoicePoint Inc. or another corporation that is a member of the Controlled Group of its interest in a subsidiary to an unrelated entity or individual; provided that the purchaser does not maintain this Plan and this Plan is not merged or consolidated with, and no assets or liabilities are transferred from the Plan to, a plan maintained by the purchaser, and provided that the Employee continues employment with the purchaser of assets or with the subsidiary immediately following the sale or other disposition;

             (b) Qualified Matching Contributions.
                 --------------------------------

                    (i) Amount.  For each Plan Year the Employers may make
                        ------
             Qualified Matching Contributions to this Plan in an amount which shall be determined solely in the discretion of the Company, and which may be used to satisfy the nondiscrimination tests of Appendix III of this Plan.

                    (ii) Allocation.  Qualified Matching Contributions for a
                         ----------
             Plan Year shall be allocated as of the last day of such Plan Year to the Qualified Matching Contributions Account of each Allocation Participant who is not a Highly Compensated Participant in proportion to the ratio which the sum of

                                       A2
             his or her Voluntary Contributions and Elective Contributions for such Plan Year bears to the total of the sum of all such contributions of all such Allocation Participants for such Plan Year.

                    (iii) Vesting and Distribution Restrictions.  Qualified
                          -------------------------------------
             Matching Contributions shall be at all times nonforfeitable and may not be distributed from the Plan before one of the events enumerated in Section 1.1(a)(iii) of this Appendix I.

In no event shall the aggregate contributions made by the Employer under this Section exceed the amount deductible under Code (S)404. All allocations to be made under this Section shall be subject to the provisions of Appendix V of this Plan, if applicable, and the provisions of Appendix VI.

     1.2     Separate Accounts.  The Plan Administrator shall maintain separate
             -----------------
Accounts for each Participant to reflect each such Participant's interest in the Plan attributable to each of the following, in addition to the separate Accounts maintained under the provisions of Section 5.1 of the Plan:

             (a) Qualified Nonelective Contributions, if any, as defined in this Appendix.

             (b) Qualified Matching Contributions, if any, as defined in this Appendix.

     1.3     Definitions.  For purposes of this Appendix, the following words
             -----------
and phrases shall have the meanings set forth in this Section unless a different meaning is clearly required by the context:

             (a)  Compensation.
                  ------------

                    (i) General Definition.  Subject to paragraphs (ii) through
                        ------------------
             (v) below, Compensation for a Plan Year with respect to an Employee shall mean "wages" as defined in Code (S)3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed and all other payments of compensation (in the course of an Employer's trade or business) for which an Employer is required to furnish the Employee a written statement under Code (S)(S)6041(d), 6051(a)(3) and 6052 which are paid by an Employer to such Employee during such Plan Year.

                    (ii) Safe Harbor Exclusions.  Notwithstanding the provisions
                         ----------------------
             of paragraph (i) above, none of the following items shall be included in the

                                       A3
             definition of Compensation, whether or not includible in taxable gross income:

                    (A) reimbursement or other expense allowances;

                    (B) fringe benefits (cash and noncash);

                    (C) moving expenses;

                    (D) deferred compensation; and

                    (E) welfare benefits.

                    (iii)  Salary Reduction Arrangements.  Notwithstanding the
                           -----------------------------
             preceding paragraphs of this Section, Compensation shall include any amount which is contributed by an Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code (S)(S)125, 402(e)(3), 402(h) or 403(b).

                    (iv) Limitation.  The annual Compensation of each Employee
                         ----------
             taken into account in determining contributions or benefits under the Plan for any Plan Year shall not exceed the dollar amount in effect under Code (S)401(a)(17) for the calendar year in which the Plan Year begins. Such dollar amount is $160,000, as adjusted by the Secretary of the Treasury for increases in the cost of living, in accordance with applicable law. If the Plan determines Compensation for a period of time that contains fewer than 12 calendar months, the above limitation is to be proportionately reduced; provided, however, no proration is required for Employees who are covered under the Plan for less than 1 full year if the contributions under the Plan are based on Compensation for a period of at least 12 months.

             (b) Qualified Matching Contributions shall mean Employer
                 --------------------------------
     contributions made to this Plan so that the Plan will satisfy one of the nondiscrimination tests set forth in Appendix III, and allocated to certain Participants who are not Highly Compensated Employees based upon their Voluntary Contribution and Elective Contribution elections.

             (c) Qualified Matching Contributions Account shall mean the Account
                 ----------------------------------------
     of a Participant to which are credited any Qualified Matching Contributions allocated to the Participant.

             (d) Qualified Nonelective Contributions shall mean Employer
                 -----------------------------------
     contributions made to this Plan so that the Plan will satisfy one of the nondiscrimination tests set forth in Appendix III, and allocated to certain Participants who are not Highly Compensated Employees based upon their Compensation.

                                       A4

     (e) Qualified Nonelective Contributions Account shall mean the Account of a
         -------------------------------------------
     Participant to which are credited any Qualified Nonelective Contributions allocated to the Participant.

                                       A5

                                  APPENDIX II

         CODE (S)402(g) LIMITATIONS AND CORRECTION OF EXCESS DEFERRALS
         -------------------------------------------------------------


     2.1     Code (S)402(g) Limitations.  Notwithstanding any provision of this
             --------------------------
Plan to the contrary, a Participant shall not be allowed to elect to make, and may not make, Elective Contributions which, in the aggregate during a calendar year, exceed the maximum amount specified in Code (S)402(g)(1), as adjusted pursuant to Code (S)(S)402(g)(4) and (5), applicable for such calendar year.

     2.2     Identification of Excess Deferrals and Correction.
             -------------------------------------------------

             (a) Correcting Distributions.  To the extent that a Participant
                 ------------------------
     elects during a calendar year to make Elective Deferrals under a combination of this Plan and some other plan, arrangement or annuity in excess of the maximum amount specified in Code (S)402(g)(1), as adjusted pursuant to Code (S)402(g)(4) and (5), applicable to such calendar year, the Plan Administrator, on his own initiative or upon written request of the Participant received by March 1 of the following calendar year, shall direct the Trustee to distribute, on or after January 1 of such following calendar year, but in no event later than April 15 of such following calendar year, to such Participant the portion of such Participant's Elective Contributions made during the calendar year which the Plan Administrator determines should be considered an Excess Deferral or which the Participant has designated as an Excess Deferral in such written request, together with income or loss allocable to such portion pursuant to subsection (b) below. Simultaneously therewith, the Matching Elective Contributions attributable to such portion of the Participant's Elective Contributions made during the calendar year shall be forfeited and held in a suspense account to be used to reduce the amount of future Matching Elective Contributions.

             (b) Allocable Income or Loss.  For purposes of subsection (a)
                 ------------------------
     above, the income or loss allocable to the portion of a Participant's Elective Contributions made during a calendar year which constitutes an Excess Deferral or which the Participant has designated as an Excess Deferral shall, at any relevant time, be determined by the formula:

                    income or loss  =  ( E ) x I
                                        ---
                                           D

     For purposes of applying the formula, E is the Excess Deferral; D is the balance in the Participant's Elective Contributions Account as of the beginning of the calendar year plus the amount of the Participant's Elective Contributions for the calendar year; and I is the income or loss for the calendar year allocable to the Participant's total Elective Contributions for all years of participation.

                                       A6

             (c) Coordination with other Provisions.  Any Elective Contributions
                 ----------------------------------
     designated as an Excess Deferral under subsection (b) above which are returned to the Participant pursuant to subsection (b) shall nonetheless be included as Elective Contributions for purposes of the Deferral Percentage Test specified in Section 3.1(a) of Appendix III of this Plan unless such Participant is not a Highly Compensated Participant, and may be distributed without regard to any notice or consent otherwise required by the terms of this Plan. The portion of a Participant's Elective Contributions made during a calendar year which has been designated as an Excess Deferral and which is to be distributed under subsection (b) above shall be reduced by any excess contributions (as determined under Section 3.3(c) of Appendix III of this Plan) previously distributed under Section 3.3(a) of Appendix III of this Plan or recharacterized under Section 3.3(b) of Appendix III of this Plan with respect to such Participant for the Plan Year beginning with or within such calendar year.

     2.3     Definitions.  For purposes of this Appendix, the following words
             -----------
and phrases shall have the meanings set forth in this Section unless a different meaning is clearly required by the context:

             (a)  Elective Deferrals shall mean:
                  ------------------

                    (i) Any elective contribution (as defined in Treas. Reg.
             (S)1.401(k)-1(g)(3)) by a given individual under any qualified cash or deferred arrangement (as defined in Code (S)401(k)) to the extent such contribution is not includible in the individual's gross income for the taxable year on account of Code (S)402(e)(3).

                    (ii) Any employer contribution on behalf of a given
             individual to a simplified employee pension (as defined in Code
             (S)408(k)) to the extent such contribution is not includible in the individual's gross income for the taxable year on account of Code
             (S)402(h)(1)(B).

                    (iii) Any employer contribution on behalf of a given individual to an annuity contract under Code (S)403(b) pursuant to a salary reduction agreement (within the meaning of Code
             (S)3121(a)(5)(D)) to the extent such contribution is not includible in the individual's gross income for the taxable year on account of Code (S)403(b).

                    (iv) Any elective employer contribution under Code (S)
             408(p)(2)(A)(i).

               (b) Excess Deferrals shall mean Elective Deferrals made by a
                   ----------------
     Participant for a calendar year in excess of the maximum amount specified in Code (S)402(g)(1), as adjusted pursuant to Code (S)(S)402(g)(4) and (5), applicable for such calendar year.

                                       A7

                                  APPENDIX III

            CODE (S)(S)401(k) and (m) NONDISCRIMINATION REQUIREMENTS
            --------------------------------------------------------


     3.1     Limitation of Elective Deferrals.  Notwithstanding any provision of
             --------------------------------
this Plan to the contrary, the Deferral Percentage Test in this Section must be satisfied for each Plan Year.

             (a) Deferral Percentage Test.  The Deferral Percentage Test shall
                 ------------------------
     be satisfied for any Plan Year if the Average Actual Deferral Percentage for the Eligible Highly Compensated Employees for such Plan Year does not exceed the greater of (i) or (ii) as follows:

                    (i) The Average Actual Deferral Percentage for the prior
             Plan Year for the Eligible Employees who are not Highly Compensated Employees times 1.25; or

                    (ii)    The lesser of:

                            (A) The Average Actual Deferral Percentage for the
                    prior Plan Year for the Eligible Employees who are not Highly Compensated Employees times 2; or

                            (B) The Average Actual Deferral Percentage for the
                    prior Plan Year for the Eligible Employees who are not Highly Compensated Employees plus two percentage points.

             (b) Compensation.  For purposes of this Section, Compensation shall
                 ------------
     mean Compensation as defined in this Appendix, except that Compensation of an Employee shall not include the Compensation of such Employee during a period that the Employee is not an Eligible Employee with respect to the Plan.

             (c) Plan Aggregation Rules.  In the case of an Eligible Highly
                 ----------------------
     Compensated Employee who is eligible to participate in more than one cash or deferred arrangement of the Controlled Group, the Actual Deferral Percentage for such Employee shall be calculated by treating all the cash or deferred arrangements in which the Eligible Highly Compensated Employee is eligible to participate (including this Plan) as one arrangement; provided, however, that plans that are not permitted to be aggregated under Treas. Reg. (S)1.401(k)-1(b)(3)(ii)(B) shall not be aggregated for this purpose. Furthermore, if any plan of the Controlled Group which is subject to Code (S)401(k) is aggregated with this Plan for purposes of Code
     (S)(S)401(a)(4) and 410(b), then all elective contributions (as defined in Treas. Reg. (S)1.401(k)-1(g)(3)) under such plan and this Plan shall be aggregated in applying the limitations of this Section.

                                       A8

             (d) Failure to Satisfy Test.  If this Plan does not or may not
                 -----------------------
     satisfy the Deferral Percentage Test of subsection (a) above for a Plan Year, the Plan Administrator shall take such action permitted under Sections 3.3 and 3.5 of this Appendix as the Plan Administrator, in its sole discretion, shall determine necessary in order to ensure that the Plan satisfies such test for the Plan Year.

             (e) Recordkeeping.  The Plan Administrator shall, on behalf of the
                 -------------
     Employer, maintain such records as are necessary to demonstrate compliance with the Deferral Percentage Test of subsection (a) above for each Plan Year, including the extent to which any Qualified Nonelective Contributions and Qualified Matching Contributions are treated as Elective Contributions under Section 3.6(c) of this Appendix.

     3.2     Limitation of Employee and Employer Matching Contributions.
             ----------------------------------------------------------
Notwithstanding any provision of this Plan to the contrary, the Contributions Percentage Test in this Section must be satisfied for each Plan Year.

             (a) Contribution Percentage Test.  The Contribution Percentage Test
                 ----------------------------
     shall be satisfied for any Plan Year if the Average Contribution Percentage for the Eligible Highly Compensated Employees for such Plan Year does not exceed the greater of (i) or (ii) as follows:

                    (i) The Average Contribution Percentage for the prior Plan
             Year for the Eligible Employees who are not Highly Compensated Employees times 1.25; or

                    (ii)    The lesser of:

                            (A) The Average Contribution Percentage for the
                    prior Plan Year for the Eligible Employees who are not Eligible Highly Compensated Employees times 2; or

                            (B) The Average Contribution Percentage for the
                    prior Plan Year for the Eligible Employees who are not Eligible Highly Compensated Employees plus two percentage points.

             (b)  Compensation.  For purposes of this Section, Compensation
                  ------------
     shall mean Compensation as defined in this Appendix, except that Compensation of an Employee shall not include the Compensation of such Employee during a period that the Employee is not an Eligible Employee with respect to this Plan.

             (c) Plan Aggregation.  In the case of an Eligible Highly
                 ----------------
     Compensated Employee who is eligible to participate in two or more plans of the Controlled Group to which employee contributions (within the meaning of Treas. Reg. (S)1.401(m)-1(f)(6)) or matching contributions (within the meaning of Treas. Reg. (S)1.401(m)-1(f)(12)), or both

                                       A9
     are made, all such contributions on behalf of such Eligible Highly Compensated Employee must be aggregated for purposes of determining such Employee's Contribution Percentage; provided, however, that plans which are not permitted to be aggregated under Treas. Reg. (S)1.401(m)-1(b)(3)(ii) shall not be aggregated for this purpose. Furthermore, if any plan of the Controlled Group which is subject to Code (S)401(m) is aggregated with this Plan for purposes of Code (S)(S)410(b) and 401(a)(4), then all employee contributions (as defined in the preceding sentence) and all matching contributions (as defined in the preceding sentence) under such plan and this Plan shall be aggregated in applying the limitations of this Section.

             (d) Failure to Satisfy Test.  If this Plan does not or may not
                 -----------------------
     satisfy the Contribution Percentage Test of subsection (a) above for a Plan Year, the Plan Administrator shall take such action permitted under Sections 3.3 and 3.5 of this Appendix as the Plan Administrator, in its sole discretion, shall determine necessary in order to ensure that the Plan satisfies such test for the Plan Year.

             (e) Recordkeeping.  The Plan Administrator shall, on behalf of the
                 -------------
     Employer, maintain such records as are necessary to demonstrate compliance with the Contribution Percentage Test of subsection (a) above for each Plan Year, including the extent to which any Qualified Nonelective Contributions and Qualified Matching Contributions are treated as "ACP Contributions" under Section 3.6(a) of this Appendix, and the extent to which any Elective Contributions are recharacterized under Section 3.3(b) of this Appendix.

     3.3     Corrections Required by Discrimination Tests.  If the Deferral
             --------------------------------------------
Percentage Test of Section 3.1 of this Appendix, the Contribution Percentage Test of Section 3.2 of this Appendix and/or the special limitation of Section
3.4 of this Appendix are not satisfied for a Plan Year, the Plan Administrator, in its discretion, may use any combination of the methods in subsections (a) and
(b) below to satisfy any one or more of these tests or limitations, except as otherwise provided below:

             (a)  Distribution.
                  ------------

                    (i) Correcting Distributions.  To the extent necessary to
                        ------------------------
             satisfy the Applicable Test for any Plan Year in which such test is not satisfied, the Plan Administrator shall direct the Trustee to distribute to Highly Compensated Participants a portion (determined in the manner set forth in subsections (c) and/or (d) below) of their Applicable Contributions, together with income allocable to such portions, after the close of such Plan Year, but in no event later than the close of the following Plan Year.

                                      A10

                    (ii) Allocable Income or Loss.  For purposes of paragraph
                         ------------------------
             (i) above, the income or loss allocable to the portion of a Participant's Applicable Contributions made during a Plan Year shall, at any relevant time, be determined by the following formula:

                            income or loss = ( E ) x I
                                              ---
                                                 D

             For purposes of applying the formula, E is the portion of such Participant's Applicable Contributions made during the Plan Year; D is the balance in the Participant's Account consisting of Applicable Contributions as of the end of the Plan Year reduced by the gain allocated to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year; and I is the income or loss for the Plan Year allocable to the Participant's total Applicable Contributions.

             (b)  Recharacterization.
                  ------------------

                    (i) Correcting Recharacterization.   To the extent necessary
                        -----------------------------
             to satisfy the Deferral Percentage Test of Section 3.1 of this Appendix for any Plan Year in which such test is not satisfied, the excess contributions of a Highly Compensated Participant may be recharacterized by the Plan Administrator as deemed Voluntary Contributions of such Participant, and shall be allocated to the Participant's Voluntary Contributions Account. The amount of excess contributions recharacterized under this paragraph (i) shall be reduced by any Excess Deferrals previously distributed to the Participant under Appendix II of this Plan for the Participant's taxable year ending with or within such Plan Year. Recharacterization under this paragraph (i) must occur on or before 2 1/2 months after the close of the Plan Year to which the recharacterization relates, and is deemed to occur on the date on which the last of those Highly Compensated Participants with excess contributions to be recharacterized is notified in accordance with paragraph (ii) below. Recharacterization with respect to a Participant may not occur to the extent that recharacterized excess contributions, in combination with Voluntary Contributions made by the Participant, exceed the limitations on Voluntary Contributions applicable to the Participant (determined prior to the application of Section 3.2 of this Appendix) or to the extent that such contributions would cause the Plan to fail the Contribution Percentage Test of Section 3.2 of this Appendix. Simultaneously therewith, the Matching Elective Contributions attributable to the excess contributions during such Plan Year which are so recharacterized shall be reallocated to the Participant's Matching Voluntary Contributions Account.

                                      A11

                    (ii) Procedure for Recharacterization.  The Plan
                         --------------------------------
             Administrator shall report recharacterized excess contributions as Voluntary Contributions by timely providing such forms as the Internal Revenue Service may require to the Employer and affected Employees and timely taking such other action as the Internal Revenue Service may require. The Plan Administrator shall account for such recharacterized excess contributions as Voluntary Contributions for purposes of Code (S)(S)72 and 6047.

                    (iii)   Treatment of Deemed Voluntary Contributions.  Deemed
                            -------------------------------------------
             Voluntary Contributions shall be treated as Elective Contributions for all purposes under this Plan except for purposes of satisfying the Deferral Percentage Test of Section 3.1 of this Appendix and for purposes of Code (S)401(a)(4), in accordance with Treas. Reg.
             (S)1.401(k)-1(f)(3)(ii) and (iv); provided, however, any Elective Contributions which are so recharacterized under this subsection
             (b) shall not be treated as Voluntary Contributions for purposes of
             Section 3.1(c) of this Plan.

             (c) Determination of Excess Contributions.  For purposes of
                 -------------------------------------
     paragraphs (a) and (b) above, the relevant portion of a Highly Compensated Participant's ADP Contributions for a Plan Year shall be equal to such Participant's excess contributions for such Plan Year. The excess contributions of a Highly Compensated Participant for a Plan Year are determined by reducing the Elective Contributions of the Highly Compensated Participant with the highest dollar amount of Elective Contributions to the extent required to (i) enable the Plan to satisfy the Deferral Percentage Test of Section 3.1 of this Appendix or (ii) cause such Highly Compensated Participant's dollar amount of Elective Contributions to equal the dollar amount of Elective Contributions of the Highly Compensated Participant(s) with the next highest dollar amount of Elective Contributions, whichever first occurs. This process is repeated until the Plan satisfies the Deferral Percentage Test of Section 3.1 of this Appendix. Simultaneously therewith, the Matching Elective Contributions attributable to the excess contributions during such Plan Year shall be forfeited and held in a suspense account to be used to reduce the amount of future Employer contributions.

             (d) Determination of Excess Aggregate Contributions.  For purposes
                 -----------------------------------------------
     of paragraph (a) above, the relevant portion of a Highly Compensated Participant's ACP Contributions for a Plan Year shall be equal to such Participant's excess aggregate contributions for such Plan Year. The excess aggregate contributions of a Participant for a Plan Year are determined as follows:

                    (i) First, the unmatched Voluntary Contributions and then
             the matched Voluntary Contributions along with their corresponding Matching Voluntary Contributions, of the Highly Compensated Participant with the highest dollar amount of ACP Contributions are reduced, pro rata, to the extent required to (1) enable the Plan to satisfy the Contribution Percentage

                                      A12

             Test of Section 3.2 of this Appendix or (2) cause such Highly Compensated Participant's dollar amount of ACP Contributions to equal the dollar amount of ACP Contributions of the Highly Compensated Participant(s) with the next highest dollar amount of ACP Contributions, whichever first occurs. This process is repeated until the Plan satisfies the Contribution Percentage Test of Section 3.2 of this Appendix or until the Voluntary Contributions and the Matching Voluntary Contributions of all Highly Compensated Participants have been reduced to zero.

                    (ii) If the Plan does not satisfy the Contribution
             Percentage Test after the application of paragraph (i) above, the Matching Elective Contributions of the Highly Compensated Participant with the highest dollar amount of ACP Contributions are reduced, pro rata, to the extent required to (1) enable the Plan to satisfy the Contribution Percentage Test of Section 3.2 of this Appendix or (2) cause such Highly Compensated Participant's dollar amount of ACP Contributions to equal the dollar amount of ACP Contributions of the Highly Compensated Participant(s) with the next highest dollar amount of ACP Contributions, whichever first occurs. This process is repeated until the Plan satisfies the Contribution Percentage Test of Section 3.2 of this Appendix or until the Matching Elective contributions of all Highly Compensated Participants have been reduced to zero.

                    (iii) If the Plan does not satisfy the Contribution Percentage Test after application of paragraphs (i) and (ii) above, the remaining ACP Contributions of the Highly Compensated Participant with the highest dollar amount of ACP Contributions are reduced pro rata to the extent required to (1) enable the Plan to satisfy the Contribution Percentage Test of Section 3.2 of this Appendix or (2) cause such Highly Compensated Participant's dollar amount of ACP Contributions to equal the dollar amount of ACP Contributions of the Highly Compensated Participant with the next highest dollar amount of ACP Contributions, whichever first occurs. This process is repeated until the Plan satisfies the Contribution Percentage Test of Section 3.2 of this Appendix.

                    (iv) With respect to paragraphs (i) through (iii) above, any
             ACP Contributions which are determined to be excess aggregate contributions and which are to be reduced shall be distributed pursuant to subsection (a) if such contributions are vested, and shall be forfeited and held in a suspense account to be used to reduce the amount of future Employer Contributions if not vested.

             (e) Coordination With Other Provisions.  Excess contributions to be
                 ----------------------------------
     distributed under subsection (a) or recharacterized under subsection (b) with respect to a Participant for a Plan Year shall be reduced by any correcting distributions under

                                      A13

     Appendix II of this Plan previously made to such Participant for the calendar year ending with or within such Plan Year. Distributions under subsection (a) above may be made without regard to any notice or consent otherwise required by the terms of this Plan. The determination of the amount of excess aggregate contributions under subsection (d) with respect to a Plan Year shall be made after determining the excess contributions, if any, to be treated as deemed Voluntary Contributions due to recharacterization for such Plan Year.

     3.4     Multiple Use of Alternative Limitation.  The provisions of this
             --------------------------------------
Section shall only apply if one or more Highly Compensated Employees of the Employer are Eligible Employees with respect to both a cash or deferred arrangement (including this Plan) subject to Code (S)401(k) and a plan of the Employer (including this Plan) subject to Code (S)401(m). Furthermore, for this Section to apply, the Average Actual Deferral Percentage for the Eligible Highly Compensated Employees during the Plan Year must be greater than 125% of the Average Actual Deferral Percentage for the Eligible Employees who are not Highly Compensated Employees, and the Average Contribution Percentage for the Eligible Highly Compensated Employees during the Plan Year must be greater than 125% of the Average Contribution Percentage for the Eligible Employees who are not Highly Compensated Employees.

             (a) Special Limitation.  In addition to the other conditions and
                 ------------------
     limitations herein, for any Plan Year, the sum of the Average Actual Deferral Percentage for the Eligible Highly Compensated Employees and the Average Contribution Percentage for the Eligible Highly Compensated Employees shall not exceed the greater of:

                    (i) the sum of (A) 1.25 multiplied by the greater of the
             relevant Average Actual Deferral Percentage or the relevant Average Contribution Percentage, and (B) 2% plus the lesser of the relevant Average Actual Deferral Percentage or the relevant Average Contribution Percentage; provided, however, this sum shall not exceed twice the lesser of the relevant Average Actual Deferral Percentage or the relevant Average Contribution Percentage; or

                    (ii) the sum of (A) 1.25 multiplied by the lesser of the
             relevant Average Actual Deferral Percentage or the relevant Average Contribution Percentage, and (B) 2% plus the greater of the relevant Average Actual Deferral Percentage or the relevant Average Contribution Percentage; provided, however, this sum shall not exceed twice the greater of the relevant Average Actual Deferral Percentage or the relevant Average Contribution Percentage.

     For purposes of this subsection (a), the term "relevant Average Actual Deferral Percentage" means the Average Actual Deferral Percentage for the Eligible Employees who are not Highly Compensated Employees under the cash or deferred arrangement subject to Code (S)401(k) for the plan year, and the term "relevant Average Contribution

                                      A14

     Percentage" means the Average Contribution Percentage for the Eligible Employees who are not Highly Compensated Employees under the Plan subject to Code (S)401(m) for the plan year beginning with or within the plan year of the arrangement subject to Code (S)401(k).

             (b) Coordination with Other Provisions.  For purposes of this
                 ----------------------------------
     Section, the Actual Deferral Percentage and the Contribution Percentage of the Eligible Highly Compensated Employees shall be determined after use of any Qualified Nonelective Contributions and Qualified Matching Contributions to meet the Deferral Percentage Test pursuant to Section 3.6(c) of this Appendix and after use of Qualified Nonelective Contributions to meet the Contribution Percentage Test pursuant to Section 3.6(a) of this Appendix. Furthermore, the Actual Deferral Percentage and the Contribution Percentage of the Eligible Highly compensated Employees shall be determined after any corrective distribution of excess deferrals pursuant to Appendix II of this Plan, or any corrective distribution of excess contributions and excess aggregate contributions pursuant to Section 3.3(a) of this Appendix and after any recharacterization of excess contributions pursuant to Section 3.3(b) of this Appendix.

             (c) Plan Aggregation.  If the Controlled Group maintains two or
                 ----------------
     more cash or deferred arrangements subject to Code (S)401(k) which are not aggregated for purposes of Section 3.1(d) of this Appendix or if the Controlled Group maintains two or more plans subject to Code (S)401(m) which are not aggregated for purposes of Section 3.2(d) of this Appendix, the provisions of subsection (a) above shall apply separately with respect to each such plan and cash or deferred arrangement; provided, however, that plans which are not permitted to be aggregated under Treas. Reg.
     (S)1.401(k)-1(b)(3)(ii)(B) or Treas. Reg. (S)1.401(m)-1(b)(3)(ii) shall not be aggregated for this purpose. Furthermore, if any plan of the Controlled Group which is subject to Code (S)(S)401(k) and/or (m) is aggregated with this Plan for purposes of Code (S)(S)410(b) and 401(a)(4), then all elective contributions (as defined in Treas. Reg. (S)1.401(k)-1(g)(3)), employee contributions (as defined in Treas. Reg. (S)1.401(m)-1(f)(6)) and all matching contributions (as defined in Treas. Reg. (S)1.401(m)-1(f)(12)) under such plan and this Plan shall be aggregated in applying the limitations of this Section.

             (d) Correcting Distributions.  To the extent necessary to satisfy
                 ------------------------
     the special limitation of subsection (a) above for any Plan Year in which the special limitation is not satisfied, the Plan Administrator shall first reduce the Contribution Percentage of the Eligible Highly Compensated Employees by correcting distributions in accordance with Section 3.3 of this Appendix, and then shall reduce the Actual Deferral Percentages of the Eligible Highly Compensated Employees by correcting distributions or recharacterization in accordance with Section 3.3 of this Appendix. If an excess contribution arises under this subsection of this Plan and is recharacterized as a deemed Voluntary Contribution, such amount shall be treated as an excess aggregate contribution.

                                      A15

     3.5     Discretionary Cutbacks to Satisfy Discrimination Tests.  In
             ------------------------------------------------------
addition to those powers granted the Plan Administrator elsewhere herein, the Plan Administrator shall have the power to reduce the Elective Contribution election and/or Voluntary Contribution election of any Highly Compensated Participant at any time during a Plan Year if the Plan Administrator, in his sole discretion and based on current contribution data available, determines that the Deferral Percentage Test of Section 3.1 of this Appendix, the Contribution Percentage Test of Section 3.2 of this Appendix, and/or the special limitation of Section 3.4 of this Appendix for such Plan Year may not be satisfied. Any such reductions shall be made to the extent necessary in the opinion of the Plan Administrator to satisfy the Deferral Percentage Test, the Contribution Percentage Test, and/or the special limitation, whichever is applicable, and shall be made by reducing the Elective Contribution election and/or the Voluntary Contribution election of Highly Compensated Participants.

     3.6     Definitions.  For purposes of this Appendix, the following words
             -----------
and phrases shall have the meanings set forth in this Section unless a different meaning is clearly required by the context:

             (a) ACP Contributions shall mean the sum of Qualified Matching
                 -----------------
     Contributions to the extent that such contributions are not treated as Elective Contributions under Treas. Reg. (S)1.401(k)-1(b)(5) and Section 3.6(c) of this Appendix, Matching Elective Contributions, Matching Voluntary Contributions, Voluntary Contributions (including any excess contributions of a Highly Compensated Employee which are recharacterized as deemed Voluntary Contributions under the provisions of this Appendix), Elective Contributions which are recharacterized under Section 3.3(b) of this Appendix and, to the extent that the Plan Administrator elects (uniformly with respect to all Eligible Employees) to treat the following contributions as "matching contributions" under Treas. Reg. (S)1.401(m)- 1(b)(5) and this subsection and such contributions are not treated as Elective Contributions under Treas. Reg. (S)1.401(k)-1(b)(5) and Section 3.6(c) of this Appendix, Qualified Nonelective Contributions. Any Qualified Nonelective Contributions which the Plan Administrator elects to treat as "matching contributions" or any Qualified Matching Contributions treated as "ACP Contributions" under the preceding sentence must not discriminate in favor of Highly Compensated Employees within the meaning of Code (S)401(a)(4) and must satisfy the provisions of Treas. Reg.
     (S)1.401(m)-1(b). Any Elective Contributions which are recharacterized under Section 3.3(b) of this Appendix shall not be treated as Voluntary Contributions for purposes of Section 3.1(c) of this Plan.

             (b) Actual Deferral Percentage of an Employee shall be obtained by
                 --------------------------
     dividing the amount of "ADP Contributions" credited to the Account of such Eligible Employee during such Plan Year by the Eligible Employee's Compensation for the Plan Year, calculated to the nearest one-hundredth of one percent. The Actual Deferral Percentage of an Eligible Employee who has no "ADP Contributions" credited to his Account during a Plan Year shall be zero for such Plan Year.

                                      A16

             (c) ADP Contributions shall mean the sum of Elective Contributions
                 -----------------
     and, to the extent that the Plan Administrator elects (uniformly with respect to all Eligible Employees) to treat the following contributions as Elective Contributions under Treas. Reg. (S)1.401(k)-1(b)(3) and this subsection, Qualified Nonelective Contributions and Qualified Matching Contributions. Any Qualified Nonelective Contributions or Qualified Matching Contributions which the Plan Administrator elects to treat as Elective Contributions under the preceding sentence must not discriminate in favor of Highly Compensated Employees within the meaning of Code
     (S)401(a)(4), and will not be treated as an Elective Contribution for purposes of Section 3.1(b) of this Plan.

             (d) Applicable Test shall mean the Deferral Percentage Test of
                 ---------------
     Section 3.1 of this Appendix or the Contribution Percentage Test of Section
     3.2 of this Appendix, whichever is applicable given the context.

             (e) Applicable Contributions shall mean:
                 ------------------------

                    (i) if the Applicable Test is the Deferral Percentage Test,
             "ADP Contributions," or

                    (ii) if the Applicable Test is the Contribution Percentage
             Test, "ACP Contributions."

             (f) Average Actual Deferral Percentage of a group of Employees
                 ----------------------------------
     shall, for a Plan Year, mean the average of the Actual Deferral Percentages calculated separately for each Employee in the group.

             (g) Average Contribution Percentage of a group of Employees shall,
                 -------------------------------
     for a Plan Year, mean the average of the Contribution Percentages calculated separately for each Employee in the group.

             (h) Compensation shall mean the amount of wages, as defined in Code
                 ------------
     (S) 3401(a), and all other amounts of compensation which are paid to an Employee by the Employer and for which the Employer is required to furnish the Employee a written statement under Code (S)(S) 6041(d), 6051(a)(3) and 6052. In addition, Compensation includes any Elective Contributions or any other contributions made by the Employer on behalf of an Employee pursuant to a deferral election under an employee benefit plan containing a cash or deferred arrangement under Code (S) 401(k) or any other amounts which would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code (S) 125; provided, however, that only Compensation paid with respect to the portion of a Plan Year during which an Employee is an Eligible Employee and has satisfied the eligibility requirements of Section 2.1 shall be taken into account; provided, further, that the annual Compensation of each Employee taken into account in determining contributions or benefits under the Plan for any Plan Year shall not exceed the dollar amount in effect under Code
     (S)401(a)(17) for the calendar

                                      A17
     year in which the Plan Year begins. Such applicable dollar amount is $160,000, as adjusted by the Secretary of the Treasury for increases in the cost of living, in accordance with applicable law.

             (i) Contribution Percentage of an Eligible Employee shall be
                 -----------------------
     obtained by dividing the amount of "ACP Contributions" credited to the Account of such Employee during such Plan Year by the Eligible Employee's Compensation for the Plan Year, calculated to the nearest one-hundredth of one percent. The Contribution Percentage of an Eligible Employee who has no "ACP Contributions" credited to his Account during a Plan Year shall be zero for such Plan Year.

             (j)  Eligible Employee.
                  ------------------

                    (i) Code (S)401(k) Provisions.  Solely for purposes of
                        --------------------------
             applying the discrimination tests in this Appendix associated with ADP Contributions, the determination of whether an Employee is an Eligible Employee shall be made on the basis of Treas. Reg.
             (S)1.401(k)-1(g)(4).

                    (ii) Code (S)401(m) Provisions.  Solely for purposes of
                         --------------------------
             applying the discrimination tests in this Appendix associated with ACP Contributions, the determination of whether an Employee is an Eligible Employee shall be made on the basis of Treas. Reg.
             (S)1.401(m)-1(f)(4).

             (k) Eligible Highly Compensated Employee shall mean an Eligible
                 ------------------------------------
     Employee who is also a Highly Compensated Employee.

             (l) Highly Compensated Participant shall mean a Participant who is
                 ------------------------------
     a Highly Compensated Employee.

                                      A18

                                  APPENDIX IV

                             REQUIRED DISTRIBUTIONS
                             ----------------------


     4.1     General Rules.  The requirements of this Article shall apply to any
             -------------
distribution of a Participant's interest made on or after the Participant's first Distribution Calendar Year and will take precedence over any provisions of this Plan which are less restrictive; provided, however, that the forms of distribution that are specified under the provisions of this Plan other than this Appendix IV shall be the only forms of distribution under this Plan; provided, further, that this Appendix IV shall serve only to accelerate, and never to defer, the time of distribution of a Participant's interest under this Plan. All distributions required under this Article shall be determined and made in accordance with Code (S)401(a)(9) and the regulations promulgated thereunder, including the minimum distribution incidental benefit requirement of Treas. Reg. (S)1.401(a)(9)-2.

     4.2     Required Distribution Rule.  The entire interest of a Participant
             --------------------------
must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

     4.3     Limits on Distribution Periods.  As of the first Distribution
             ------------------------------
Calendar Year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof), subject to the provisions of Section 4.4(b) of this Appendix:

             (a)  The life of the Participant;

             (b) The life of the Participant and a Designated Beneficiary;

             (c) A period certain not extending beyond the life expectancy of the Participant; or

             (d) A period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

     4.4     Death Distribution Provisions.
             -----------------------------

             (a) Distribution Beginning Before Death.  If the Participant dies
                 -----------------------------------
     after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

             (b) Distribution Beginning After Death.  If the Participant dies
                 ----------------------------------
     before distribution of his interest begins, distributions of the Participant's entire interest shall be completed by December 31 of the calendar year containing the 5th anniversary of the

                                      A19

     Participant's death, except to the extent that an election is made to receive distributions in accordance with paragraphs (i) or (ii) below:

                    (i) If any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life of, or over a period certain not greater than the life expectancy of, the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                    (ii) If the Designated Beneficiary is the Participant's
             Surviving Spouse, the date distributions are required to begin in accordance with paragraph (i) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died and (B) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

     If the Participant has not made an election pursuant to this Section by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distribution would be required to begin under this Section, or (ii) December 31 of the calendar year which contains the 5th anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the 5th anniversary of the Participant's death.

             (c) Special Rule for Spouse.  For purposes of subsection (b) above,
                 -----------------------
     if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of subsection (b), with the exception of paragraph (ii) therein, shall be applied as if the Surviving Spouse were the Participant.

             (d) Special Rule for Certain Minor Beneficiaries.  For purposes of
                 --------------------------------------------
     this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

             (e) Date Distribution Commences.  For purposes of this Section,
                 ---------------------------
     distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if subsection (c) above is applicable, the date distribution is required to begin to the Surviving Spouse pursuant to subsection (b) above). If distribution in the form of an annuity described in Section 4.5(a) of this Appendix irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

                                      A20

     4.5     Determination of Amount to be Distributed Each Year.
             ---------------------------------------------------

             (a) General Requirements for Annuities.  If the Participant's
                 ----------------------------------
     interest is to be paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

                    (i) The annuity distributions must be paid in periodic
             payments made at intervals not longer than one year;

                    (ii) The distribution period must be over a life (or lives)
             or over a period certain not longer than a life expectancy (or joint life and last survivor expectancy) described in Code
             (S)(S)401(a)(9)(A)(ii) or 401(a)(9)(B)(iii), whichever is
             applicable;

                    (iii) The life expectancy (or joint life and last survivor expectancy) for purposes of determining the period certain shall be determined without recalculation of life expectancy;

                    (iv) Once payments have begun over a period certain, the
             period certain may not be lengthened even if the period certain is shorter than the maximum permitted.

                    (v) Payments must either be nonincreasing or increase only as follows:

                            (A) With any percentage increase in a specified and
                    generally recognized cost-of-living index;

                            (B) To the extent of the reduction to the amount of
                    the Participant's payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in the previous Section of this Article dies and the payments continue otherwise in accordance with that section over the life of the Participant;

                            (C) To provide cash refunds of Employee
                    contributions (if any) upon the Participant's death; or

                            (D) Because of an increase in benefits under the
                    Plan.

                    (vi) If the annuity is a life annuity (or a life annuity
             with a period certain not exceeding 20 years), the amount which must be distributed on or before the Participant's Required Beginning Date (or, in the case of

                                      A21
             distributions after the death of the Participant, the date distributions are required to begin pursuant to Section 4.4 of this Appendix) shall be the payment which is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bimonthly, monthly, semi-annually, or
                                    - -
             annually.

                    (vii) If the annuity is a period certain annuity without a life contingency (or is a life annuity with a period certain exceeding 20 years) periodic payments for each Distribution Calendar Year shall be combined and treated as an annual amount. The amount which must be distributed by the Participant's Required Beginning Date (or, in the case of distributions after the death of the Participant, the date distributions are required to begin pursuant to Section 4.4 of this Appendix) is the annual amount for the first Distribution Calendar Year. The annual amount for other Distribution Calendar Years, including the annual amount for the calendar year in which the Participant's Required Beginning Date (or the date distributions are required to begin pursuant to Section 4.4 of this Appendix) occurs, must be distributed on or before December 31 of the calendar year for which the distribution is required.

                    (viii) Unless the Participant's Spouse is the Designated Beneficiary, if the Participant's interest is being distributed in the form of a period certain annuity without a life contingency, the period certain as of the beginning of the first distribution calendar year may not exceed the applicable period determined using the table set forth in Treas. Reg. (S)1.401(a)(9)-2(Q&A-5).

                    (ix) If the Participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant's Required Beginning Date to the Designated Beneficiary after the Participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Treas. Reg. (S)1.401(a)(9)-2(Q&A-6).

             (b) Additional Allocations After Required Beginning Date.  If the
                 ----------------------------------------------------
     form of distribution is an annuity made in accordance with this Section, any additional benefits accruing to the Participant after his or her Required Beginning Date shall be distributed as a separate and identifiable component of the annuity beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

                                      A22

             (c) General Requirements for Individual Accounts.  Any part of the
                 --------------------------------------------
     Participant's interest which is in the form of an individual account shall be distributed in a manner satisfying the requirements of Code (S)401(a)(9) and the regulations thereunder.

             (d) General Requirements for Non-Annuity/Non-Single Sum
                 ---------------------------------------------------
     Distributions.  If the Participant's interest is to be distributed in other
     -------------
     than a single sum or an annuity, the following minimum distribution rules shall apply on or after the Required Beginning Date:

                    (i) If a Participant's Benefit is to be distributed over (A)
             a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (B) a period not extending beyond the life expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's Benefit by the applicable life expectancy.

                    (ii) The amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (A) the applicable life expectancy or (B) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Treas. Reg. (S)1.401(a)(9)-2(Q&A-4). Distributions after the death of the Participant shall be distributed using the applicable life expectancy in paragraph (i) above as the relevant divisor without regard to Treas. Reg. (S)1.401(a)(9)-2.

                    (iii) The minimum distribution required for the
             Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

     4.6     Transitional Rule.
             -----------------

             (a) Notwithstanding the other requirements of this Article, distribution on behalf of any Participant, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                    (i) The distribution is one which would not have
             disqualified the Plan under Code (S)401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

                                      A23

                    (ii) The distribution is in accordance with a method of
             distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

                    (iii) Such designation was in writing, was signed by the
             Participant or the Beneficiary, and was made before January 1, 1984.

                    (iv) The Participant had accrued a benefit under the Plan as of December 31, 1983.

                    (v) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

             (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

             (c) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code (S)401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code (S)401(a)(9) and the regulations thereunder, but for the TEFRA (S)242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Treas. Reg. (S)1.401(a)(9)-
     2. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example,by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Treas. Reg. (S)1.401(a)(9)-1(Q&A J-2 and Q&A J-3) shall apply.

     4.7     Definitions.  For purposes of this Article, the following terms and
             -----------
phrases shall have the meanings indicated below:

             (a) Distribution Calendar Year.  A calendar year for which a
                 --------------------------
     minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year

                                      A24
     which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 4.4 of this Appendix.

             (b) Designated Beneficiary.  The individual(s) who is (are)
                 ----------------------
     designated as the Beneficiary under the Plan by the terms of the Plan or by an affirmative election by the Participant (and/or the Participant's Spouse). Designated Beneficiaries must be identifiable (within the meaning of Treas. Reg. (S)1.401(a)(9)-1(D-2)) as of the Participant's Required Beginning Date, or as of the Participant's death, and at all subsequent times.

             (c) Applicable Life Expectancy.  The life expectancy (or joint and
                 --------------------------
     last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if life expectancy is being recalculated, such succeeding calendar year. If annuity payments commence before the Required Beginning Date, the applicable calendar year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the applicable calendar year is the year of purchase.

             (d) Life Expectancy.  Life expectancy and joint and last survivor
                 ---------------
     expectancy are computed by use of the expected return multiples in Tables V and VI of Treas. Reg. (S)1.72-9. Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in Section 4.4(b)(ii) of this Appendix) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

             (e)  Participant's Benefit.
                  ---------------------

                    (i) General Rule.  The Account balance as of the last
                        ------------
             Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

                    (ii) Exception for Second Distribution Calendar Year.  For
                         -----------------------------------------------
             purposes of paragraph (i) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the

                                      A25
             minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

                                      A26

                                   APPENDIX V

                SPECIAL RULES APPLICABLE TO TOP HEAVY PLAN YEARS
                ------------------------------------------------


     5.1     Top-Heavy Provisions.  If and only if, for any Plan Year, this Plan
             --------------------
is a Top-Heavy Plan, the following provisions shall apply for such Plan Year notwithstanding any other provisions of this Plan to the contrary:

             (a)  Minimum Allocation.
                  ------------------

                    (i) For any Plan Year in which this Plan is a Top-Heavy
             Plan, except as otherwise provided in paragraph (iii) below, the contributions and forfeitures of members of the Controlled Group allocated on behalf of any Participant (A) who is not a Key Employee and (B) who was employed by an Employer on the last day of such Plan Year shall not be less than the lesser of 3% of such Participant's Compensation or, in the case where no member of the Controlled Group has a defined benefit plan which designates this Plan to satisfy Code (S)416, the largest percentage of contributions and forfeitures of members of the Controlled Group, as a percentage of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or
             (ii) the Participant's failure to make Voluntary Contributions or Elective Contributions to the Plan if applicable, or (iii) the Participant's Compensation is less than a stated amount.

                    (ii) For purposes of computing the minimum allocation,
             Compensation shall mean Compensation as defined in Section 1.3(a)(i) of Appendix I, limited pursuant to Section 1.3(a)(iv) of Appendix I.

                    (iii) The provision in paragraph (i) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of a member of the Controlled Group and the Employer has provided that the minimum allocation or benefit requirement applicable to Top-Heavy Plans under Code (S)416(c) will be met in the other plan or plans.

                    (iv) For purposes of this subsection (a), Elective
             Contributions of Key Employees shall be taken into account, but Elective

                                      A27

             Contributions of Employees who are not Key Employees shall not be taken into account.

                    (v) For purposes of this subsection (a), any Qualified
             Nonelective Contributions shall be taken into account; however, Qualified Matching Contributions, Matching Voluntary Contributions and Matching Elective Contributions shall not be taken into account.

             (b) Minimum Vesting.  For any Plan Year in which this Plan is a
                 ---------------
     Top-Heavy Plan, the following minimum vesting schedule will automatically apply in place of the vesting provisions otherwise specified in the Plan:

     ===============================================
         YEARS OF VESTING      VESTED PERCENTAGE OF
      SERVICE EARNED BY THE     THE PARTICIPANT IN
      PARTICIPANT              FORFEITABLE ACCOUNTS
     -----------------------------------------------
        Less than 3 Years            0% vested
     -----------------------------------------------
         3 or more Years            100% vested
     ===============================================

     The minimum vesting schedule applies to all accrued benefits within the meaning of Code (S)411(a)(7) including benefits accrued before the effective date of Code (S)416 and benefits accrued before the Plan became Top-Heavy, except those attributable to Voluntary Contributions or Elective Contributions, or those forfeited before the Plan became Top-Heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this subsection (b) does not apply to the Account balances of any Employee who does not have an Hour of Service (as defined in subsection (a) of Section 1.24) after the Plan has initially become Top-Heavy and such Employee's Account balance attributable to contributions and forfeitures of members of the Controlled Group will be determined without regard to this subsection (b).

     5.2     Top-Heavy Special Definitions.  For purposes of this Article, the
             -----------------------------
following terms shall have the following meanings:

             (a)  Top-Heavy Ratio.
                  ---------------

                    (i) If a member of the Controlled Group maintains one or
             more defined contribution plans (including any simplified employee pension plan) and a member of the Controlled Group has never maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or had accrued benefits, the Top-Heavy Ratio for this Plan alone, or for the Required or Permissive Aggregation Group as

                                      A28
             appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the aggregated defined contribution plan or plans as of the Determination Date(s) (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the 5-year period ending on the Determination Date(s)) of all Participants as of the Determination Date(s), both computed in accordance with Code (S)416 and the regulations thereunder. Both the numerator and the denominator of the Top-Heavy Ratio are adjusted to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Code
             (S)416 and the regulations thereunder.

                    (ii) If a member of the Controlled Group maintains one or
             more defined contribution plans (including any simplified employee pension plan) and a member of the Controlled Group maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with paragraph (i) above, and the Present Value of accrued benefits under the aggregated defined benefit plans for all Key Employees, as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plans for all Participants, as determined in accordance with paragraph (i) above, and the Present Value of accrued benefits under the aggregated defined benefit plans for all Participants as of the Determination Date(s), all determined in accordance with Code (S)416 and the regulations thereunder. Both the numerator and the denominator of the Top-Heavy Ratio are adjusted by adding back the amount of any distribution of an account balance or an accrued benefit made in the 5-year period ending on the Determination Date and any contribution not actually made but required to be taken into account under Code (S)416 as of the Determination Date.

                    (iii) For purposes of this subsection (a), the value of
             account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code (S)416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. If an individual has not performed an Hour of Service for any Employer maintaining the Plan at any time during the 5-year period ending

                                      A29
             on the Determination Date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account in determining the Top-Heavy Ratio. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code (S)416 and the regulations thereunder. Elective Contributions and Voluntary Contributions will be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                    (iv) The accrued benefit of any Employee (other than a Key
             Employee) shall be determined (A) under the method which is used for accrual purposes for all plans of the Controlled Group, or (B) if there is no method described in clause (A), as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code (S)411(b)(1)(C).

             (b) Permissive Aggregation Group.  The Required Aggregation Group
                 ----------------------------
     of plans plus any other plan or plans of the Controlled Group which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code (S)(S)401(a)(4) and 410.

             (c) Required Aggregation Group.  (i) Each qualified plan of the
                 --------------------------
     Controlled Group in which at least one Key Employee participates or participated at any time during the determination period (as defined in subsection (f) below) regardless of whether the plan has terminated, and
     (ii) any other qualified plan of the Controlled Group which enables a plan described in (i) to meet the requirements of Code (S)(S)401(a)(4) or 410.

             (d) Determination Date.  For any Plan Year subsequent to the first
                 ------------------
     Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

             (e) Present Value.  For purposes of establishing Present Value to
                 -------------
     compute the Top-Heavy Ratio, any accrued benefit in a defined benefit plan shall be discounted only for mortality and interest based on the interest rate and mortality table used by the defined benefit plan for determining the actuarial present value of actuarially equivalent benefits unless the defined benefit plan specifically defines alternative interest and mortality assumptions to be used in determining the Top-Heavy Ratio. If more than one defined benefit plan must be aggregated, the assumptions used will be the assumptions applicable to the defined benefit plan that has the greatest value of assets as of the Valuation Date coincident with or immediately preceding the Determination Date.

             (f) Key Employee.  Any Employee or former Employee (and the
                 ------------
     Beneficiaries of such Employee) who at any time during the determination period was an

                                      A30
     officer of a member of the Controlled Group if such individual's annual Compensation from members of the Controlled Group exceeds 50% of the dollar limitation under Code (S)415(b)(1)(A), an owner (or a person considered an owner under Code (S)318) of one of the 10 largest interests in the Employer if such individual's Compensation from members of the Controlled Group exceeds 100% of the dollar limitation under Code (S)415(c)(1)(A), a 5-percent owner of the Employer, or a 1-percent owner of the Employer who has an annual Compensation from members of the Controlled Group of more than $150,000. Annual Compensation for this purpose means Compensation as defined in Section 1.3(a)(i) of Appendix I, but including amounts contributed by a member of the Controlled Group pursuant to a salary reduction agreement which are excludable from gross income under Code
     (S)(S)125, 402(e)(3), 402(h) or 403(b). The determination period is the Plan Year containing the Determination Date and the 4 preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code (S)416(i)(1) and the regulations thereunder.

             (g) Top-Heavy Plan.  This Plan is a Top-Heavy Plan for any Plan
                 --------------
     Year if any of the following conditions exist:

                    (i) If the Top-Heavy Ratio for this Plan exceeds 60% and
             this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

                    (ii) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

                    (iii) If this Plan is a part of a Required Aggregation
             Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

                                      A31

                                  APPENDIX VI

                     CODE (S)415 LIMITATIONS ON ALLOCATIONS
                     --------------------------------------


     6.1     General Rules.
             -------------

             (a) Limitation.  The Annual Additions which may be credited to a
                 ----------
     Participant's Accounts under this Plan for any Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's accounts under any other defined contribution plans (as defined in Code (S)414(i)), individual medical accounts (as defined in Code (S)415(l)(2)) and welfare benefit funds (as defined in Code
     (S)419(e)) maintained by the Employer for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans, individual medical accounts and welfare benefit funds maintained by the Employer, if any, are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated under this Plan to the Participant's Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated to this Plan will be reduced so that the Annual Additions under all such plans, accounts and funds for the Limitation Year (including this Plan) will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans, individual medical accounts and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

             (b) Use of Estimated Compensation.  Prior to determining the
                 -----------------------------
     Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

             (c) Allocation of Excess Amounts Among Plans, Funds and Accounts.
                 ------------------------------------------------------------
     If, pursuant to subsection (b) above or as a result of the allocation of forfeitures, a reasonable error in determining the amount of Elective Deferrals a Participant may make, or such other facts and circumstances as may be allowed by the Internal Revenue Service, a Participant's Annual Additions under this Plan and such other plans, accounts and funds (if any) would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions arising under this Plan first, and then, to

                                      A32
     the extent necessary, shall be deemed to consist of Annual Additions made under other qualified defined contribution plans of the Employer.

             (d) Disposition of Excess Amounts.  Any Excess Amount attributed to
                 -----------------------------
     this Plan will be disposed of as follows:

                    (i) Any Voluntary Contributions and then any Elective
             Contributions (and earnings thereon) will be returned to the Participant, and any Matching Elective Contributions or Matching Voluntary Contributions associated with such returned Elective Contributions or Voluntary Contributions will, if the Participant is covered by the Plan at the end of the Limitation Year, be used to reduce contributions made pursuant to Section 3.1 of this Plan which would be allocated to such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary, or will, if the Participant is not covered by the Plan at the end of the Limitation Year, be held unallocated in a suspense account, to the extent such aggregated contributions would reduce the Excess Amount. The suspense account will be applied to reduce future contributions made pursuant to Section 3.1 of this Plan which would be allocated to remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

                    (ii) If a suspense account is in existence at any time
             during a Limitation Year pursuant to this subsection, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any contributions made pursuant to Section 3.1 of this Plan or any Voluntary Contributions may be made to the Plan for that Limitation Year. Except as provided in paragraph (i) above, Excess Amounts may not be distributed from the Plan to Participants or former Participants.

             (e) Other Defined Benefit Plans.  If the Employer maintains, or at
                 ---------------------------
     any time maintained, one or more defined benefit plans covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 in any Limitation Year. The foregoing limitation will be met by reducing pro rata the Projected Annual Benefit under one or more of such qualified defined benefit plans.

     6.2     Adjustments for Top Heavy Plan.  For purposes of computing the
             ------------------------------
Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, the "125%" factor in subsections (c)(i) and (e)(i) of Section 6.3 of this Appendix shall be decreased to 100% if:

             (a)  The Plan is Super Top-Heavy; or

                                      A33

             (b) The Plan is Top-Heavy (whether or not Super Top-Heavy) and the Plan and any other plans maintained by the Employer do not provide the additional minimum accrued benefit described in Code (S)416(h)(2)(A).

For purposes of this Section, the Plan is "Super Top-Heavy" if it would continue to be Top-Heavy if the 60% tests in the definition of Top-Heavy in Section 5.2(g) of Appendix V were changed to 90% tests.

     6.3     Applicable Definitions.  For purposes of this Article, the
             ----------------------
following terms shall have the following meanings:

             (a) Annual Additions shall mean the sum of the following amounts
                 ----------------
     allocated to a Participant's accounts for any Limitation Year:

                    (i) contributions made by the Employer;

                    (ii) contributions made by the Participant;

                    (iii) forfeitures;

                    (iv) amounts allocated to an individual medical benefit
             account, as defined in Code (S)415(l)(2), which is part of a pension or annuity plan maintained by the Employer; and

                    (v) amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to a separate account of a Key Employee, as defined in Code
             (S)419A(d)(3), under a welfare benefit fund, as defined in Code
             (S)419(e), maintained by the Employer.

     For this purpose, any Excess Amount applied under subsection (d) of Section
     6.1 above in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year; however, any nonvested amount restored to a Participant's Accounts following his reemployment shall not be deemed an Annual Addition, and any corrective allocation pursuant to Section 11.11 will be considered an Annual Addition for the Limitation Year to which it relates. Annual Additions for any Limitation Years beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions. Contributions do not fail to be Annual Additions merely because such contributions are excess deferrals (as defined in Code (S)402(g)(2)(A)), excess contributions (as defined in Code (S)401(k)(8)(B)) or excess aggregate contributions (as defined in Code (S)401(m)(6)(B)), or merely because such excess deferrals and excess contributions are corrected through distribution or recharacterization, except that excess deferrals which are timely corrected by distribution shall not be treated as Annual Additions. Excess aggregate contributions attributable to

                                      A34
     amounts other than employee contributions, including forfeited matching contributions, shall be counted as Annual Additions even if distributed. For purposes of this subsection (a), the provisions of Treas. Reg.
     (S)1.415-6(b) shall govern.

             (b) Compensation shall mean the amount of wages, as defined in Code
                 ------------
     (S) 3401(a), and all other amounts of compensation which are paid to an Employee by the Employer and for which the Employer is required to furnish the Employee a written statement under Code (S)(S) 6041(d), 6051(a)(3) and 6052 (determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed).

             (c) Defined Benefit Fraction shall mean a fraction, the numerator
                 ------------------------
     of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of (i) 125% of the dollar limitation determined for the Limitation Year under Code
     (S)(S)415(b) and (d) or (ii) 140% of the Highest Average Compensation including any adjustments under Code (S)415(b). However, notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code (S)415 for all Limitation Years beginning before January 1, 1987.

             (d) Defined Contribution Dollar Limitation shall mean $30,000, or
                 --------------------------------------
     if greater,  1/4 of the defined benefit dollar limitation set forth in Code
     (S)415(b)(1) as in effect for the Limitation Year.

             (e) Defined Contribution Fraction shall mean a fraction, the
                 -----------------------------
     numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, (including the Annual Additions to this and all other qualified plans, whether or not terminated, maintained by the Employer and the Annual Additions attributable to all welfare benefit funds, as defined in Code (S)419(e), and individual medical benefit accounts, as defined in Code (S)415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of (i) 125% of the dollar limitation in effect under Code (S)415(c)(1)(A) or (ii) 35% of the Participant's Compensation for such year. However, notwithstanding the above, if the Participant was a Participant as of the

                                      A35
     end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 6, 1986, but using the Code (S)415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

             (f) Employer shall mean, solely for purposes of this Article, the
                 --------
     Employer and all members of a controlled group of corporations (as defined in Code (S)414(b) as modified by Code (S)415(h)), all commonly controlled trades or businesses (as defined in Code (S)414(c) as modified by Code
     (S)415(h)) or affiliated service groups (as defined in Code (S)414(m)) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code (S)414(o).

             (g) Excess Amount shall mean the excess of the Participant's Annual
                 -------------
     Additions for the Limitation Year over the Maximum Permissible Amount.

             (h) Highest Average Compensation shall mean the average
                 ----------------------------
     compensation for the three consecutive calendar years with the Employer that produces the highest average. In lieu of calendar years, a plan may use any 12 month period provided such period is uniformly and consistently applied.

             (i) Limitation Year shall mean the Plan Year.  If the Limitation
                 ---------------
     Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made, and the provisions of Treas. Reg. (S)1.415-2(b)(4)(iii) shall apply for the shortened Limitation Year.

             (j) Maximum Permissible Amount shall mean the maximum Annual
                 --------------------------
     Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year. The Maximum Permissible Amount shall be the lesser of:

                    (i) the Defined Contribution Dollar Limitation, or

                    (ii) 25% of the Participant's Compensation for the
             Limitation Year.

                                      A36

     The compensation limitation referred to in paragraph (ii) above shall not apply to any contribution for medical benefits (within the meaning of Code
     (S)401(h) or Code (S)419A(f)(2)) which is otherwise treated as an annual addition under Code (S)(S)415(l)(1) or 419A(d)(2). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive-month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar limitation multiplied by the following fraction:


                 number of months in the short Limitation Year
                 ---------------------------------------------
                                       12

             (k) Projected Annual Benefit shall mean the annual retirement
                 ------------------------
     benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                    (i) the Participant will continue employment until normal
             retirement age under the Plan (or current age, if later), and

                    (ii) the Participant's Compensation for the current
             Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

                                      A37

                                  APPENDIX VII

                   SPECIAL PROVISIONS FOR EMPLOYER SECURITIES
                   ------------------------------------------


     7.1     Limitations on TRASOP Securities.  Notwithstanding any provisions
             --------------------------------
of this Plan to the contrary, all TRASOP securities (as that term is defined in Treas. Reg. (S)1.46-8(b)(5)) held by the Trustee, which shall include those securities transferred to the Equifax Inc. Employees 401(k) Retirement and Savings Plan from the Equifax Inc. Employees Stock Ownership Plan (the "ESOP") pursuant to its termination on January 1, 1989, shall be accounted for separately from any other contributions to this Plan, as required by Treas. Reg.
(S)1.46-8(d)(4), and shall not be used to satisfy any loan made to the Plan or be used as collateral for any loan made to the Plan, should any such loans ever be made, as required by Treas. Reg. (S)1.46-8(d)(5). Furthermore, TRASOP securities held by the Trustee shall not be used as payment, directly or indirectly, for "start-up expenses" (as that term is defined in Treas. Reg.
(S)1.46-8(e)(6)(i)) or for "administrative expenses" (as that term is defined in Treas. Reg. (S)1.46-8(e)(7)(i)).

     7.2     Form of Distribution.  Notwithstanding any provisions of this Plan
             --------------------
to the contrary, any Participant in this Plan who was a Member in the ESOP prior to January 1, 1989 shall, when otherwise entitled to distribution of his Account balances attributable to, and transferred from, the ESOP under the terms and provisions of this Plan, be entitled to elect that his ESOP Account be distributed in the form of Common Stock. In the event of such an election, fractional shares allocated to such Participant's ESOP Account, if any, shall nonetheless be paid in cash. Absent such an election, distribution of the portion of such Participant's ESOP Account consisting of Common Stock shall be made in cash in an amount equal to the fair market value of the Common Stock in such Participant's ESOP Account which is to be distributed.

     7.3     TRASOP Securities must Remain in Plan.  Notwithstanding any
             -------------------------------------
provisions of this Plan to the contrary, no Common Stock (i) which was transferred to this Plan from the ESOP, and (ii) which was allocated under the ESOP to the Account of a Participant who was a Member in the ESOP prior to January 1, 1989, shall be distributed from such Participant's ESOP Account under this Plan before the end of the 84th month beginning after the month in which the Common Stock was allocated, except in the following situations:

             (a)  the termination of this Plan;

             (b) the death, disability or separation from service of such Participant;

             (c) a distribution to such Participant or his Beneficiary is required by Code (S)401(a)(9) and cannot be made except by violation of the above-mentioned holding period rule;

                                      A38

             (d) a transfer of such Participant to the employment of an acquiring employer from the employment of the selling employer in the case of:

                    (i) a sale to the acquiring employer of substantially all of the assets used by the selling employer in a trade or business conducted by the selling employer, or

                    (ii) the sale of substantially all of the stock of a
             subsidiary of the employer; or

             (e) with respect to the stock of a selling corporation, a disposition of such selling corporation's interest in a subsidiary when such Participant continues employment with said subsidiary.

     7.4     Voting Rights.  Notwithstanding any provisions of this Plan to the
             -------------
contrary, the Trustee shall deliver or cause to be delivered to each Participant, or, in the event of such Participant's death, to his Beneficiary, any and all notices, financial statements, proxies and proxy soliciting material, relating to Common Stock in his ESOP Account and any other of his Accounts under this Plan, if any, and shall notify each such Participant or Beneficiary of each occasion for the exercising of voting rights (or of warrants, options or other rights to purchase Common Stock) within a reasonable time before said rights are to be exercised, which notification shall include all the information that the issuer of such Common Stock distributes to shareholders regarding the exercise of said rights. Said Participant or Beneficiary shall have the right to direct the Trustee as to the exercise of all voting rights with respect to Common Stock in his Accounts. In the absence of any such direction, the Trustee may not vote said shares. To the extent possible, the Trustee shall combine fractional shares of Common Stock in the Accounts of Participants or their Beneficiaries and shall vote the resulting whole shares of Common Stock to reflect the direction of said Participants or Beneficiaries.

     7.5     Allocation of Earnings.  All dividends or other distributions or
             ----------------------
earnings paid with respect to Common Stock allocated to and held in Participants' ESOP Accounts shall be reinvested in Common Stock and credited to Participants with ESOP Accounts pro rata in proportion to the number of shares (including fractional shares) in each such Participant's ESOP Account as of the record date for payment of said dividends or other distributions or earnings, notwithstanding other provisions of this Plan requiring contrary allocations or deductions for expenses of the Plan or of the Trustee prior to allocation.

     7.6     Common Stock.  For purposes of this Article, "Common Stock" shall
             ------------
mean common stock issued by Equifax Inc., or a corporation which is a member of a "controlled group of corporations" which includes Equifax Inc. (within the meaning of Code (S)1563(a), determined without regard to Code (S)1563(a)(4) and
(e)(3)(C)) and with voting power and dividend rights no less favorable than the voting power and dividend rights of other common stock issued by Equifax Inc. or such other corporation; provided, however, that effective on the date of the distribution of all of the shares of common stock of ChoicePoint Inc. by Equifax Inc. to the

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

holders of the common stock of Equifax Inc., "Common Stock" shall mean common stock issued by ChoicePoint Inc. or a corporation which is a member of a controlled group of corporations which includes ChoicePoint Inc.

          7.7  ESOP Accounts.  For purposes of this Article, "ESOP Account"
               -------------
shall mean the separate Account established under this Plan for that portion of a Participant's benefit which has been transferred to the Equifax Inc. Employees 401(k) Retirement and Savings Plan from the ESOP pursuant to its termination on January 1, 1989, and all earnings associated therewith.

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

                                   EXHIBIT A
                                       TO
                  CHOICEPOINT INC. 401(K) PROFIT SHARING PLAN
                  -------------------------------------------


     Pursuant to Sections _______________ of the Plan, the participating Employers listed in the schedule below have elected to have the following special provisions apply to their Employees, as indicated in the second column of the schedule below.


 Adopting Employers                            Special Provisions
--------------------                          --------------------



                                  Approved:
                                            ---------------------------------
                                                   PLAN ADMINISTRATOR

                                      Date:
                                            ---------------------------------

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